                                                                     EXHIBIT 4.2



                             OXFORD AUTOMOTIVE, INC.

                   ------------------------------------------






                      AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of May 14, 1999




                   ------------------------------------------


                    THE BORROWING SUBSIDIARIES PARTY HERETO,
                            THE LENDERS PARTY HERETO


                                       and

                               NBD BANK, as Agent


                 ARRANGED BY FIRST CHICAGO CAPITAL MARKETS, INC.

                                TABLE OF CONTENTS


Article                                                                                               Page
-------                                                                                               ----
I.       DEFINITIONS.....................................................................................1
         1.1      Certain Definitions....................................................................1
         1.2      Other Definitions; Rules of Construction..............................................24

II.      THE COMMITMENTS, THE SWINGLINE FACILITY
         AND THE ADVANCES  .............................................................................25
         2.1      Commitment of the Lenders and Canadian and
                  Swingline Facility....................................................................25
         2.2      Termination and Reduction of Commitments..............................................28
         2.3      Fees..................................................................................29
         2.4      Disbursement of Advances..............................................................29
         2.5      Conditions for First Disbursement.....................................................31
         2.6      Further Conditions for Disbursement...................................................34
         2.7      Subsequent Elections as to Borrowings.................................................34
         2.8      Limitation of Requests and Elections..................................................35
         2.9      Minimum Amounts; Limitation on Number of Borrowings; Etc..............................35
         2.10     Borrowing Base Adjustment.............................................................36
         2.11     Security and Collateral...............................................................36

III.     PAYMENTS AND PREPAYMENTS OF ADVANCES...........................................................37
         3.1      Principal Payments and Prepayments....................................................37
         3.2      Interest Payments.....................................................................39
         3.3      Letters of Credit and Acceptances.....................................................39
         3.4      Additional Terms for Acceptances......................................................41
         3.5      Payment Method........................................................................43
         3.6      No Setoff or Deduction................................................................43
         3.7      Payment on Non-Business Day; Payment Computations.....................................44
         3.8      Additional Costs......................................................................44
         3.9      Illegality and Impossibility..........................................................45
         3.10     Indemnification.......................................................................45
         3.11     Taxes.................................................................................45
         3.12     Substitution of Lender................................................................47

IV.      REPRESENTATIONS AND WARRANTIES.................................................................47
         4.1      Corporate Existence and Power.........................................................47
         4.2      Corporate Authority...................................................................48
         4.3      Binding Effect........................................................................48
         4.4      Subsidiaries..........................................................................48
         4.5      Litigation............................................................................48
         4.6      Financial Condition...................................................................48
         4.7      Use of Advances.......................................................................49
         4.8      Consents, Etc.........................................................................49
         4.9      Taxes.................................................................................49
         4.10     Title to Properties...................................................................49
         4.11     Borrowing Base........................................................................50
         4.12     ERISA.................................................................................50
         4.13     Disclosure............................................................................50
         4.14     Environmental Matters.................................................................50
         4.15     Solvency..............................................................................50
         4.16     No Defaults under Certain Agreements..................................................51




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

         4.17     Intellectual Property.................................................................51
         4.18     Preferred Stock.......................................................................51
         4.19     Investment Company Act; Other Regulations.............................................51
         4.20     Senior Subordinated Debt Documents....................................................51
         4.21     Unrestricted Subsidiaries.............................................................52
         4.22     Acquisitions..........................................................................52
         4.23     Material Agreement....................................................................52
         4.24     Compliance With Laws..................................................................53
         4.25     Year 2000.............................................................................53
         4.26     OPI Acquisition.......................................................................53
         4.27     Mexican Facility......................................................................53

V.       COVENANTS......................................................................................53
         5.1      Affirmative Covenants.................................................................53
                  (a)      Preservation of Corporate Existence, Etc.....................................53
                  (b)      Compliance with Laws, Etc....................................................54
                  (c)      Maintenance of Properties; Insurance.........................................54
                  (d)      Reporting Requirements.......................................................54
                  (e)      Accounting; Access to Records, Books, Etc....................................56
                  (f)      Maintenance of Business Lines................................................57
                  (g)      Additional Security and Collateral...........................................57
                  (h)      Further Assurances...........................................................57
                  (i)      Year 2000....................................................................57
         5.2      Negative Covenants....................................................................57
                  (a)      Net Worth....................................................................58
                  (b)      Total Covenant Obligations to Total Covenant EBITDA Ratio....................58
                  (c)      Fixed Charge Coverage Ratio..................................................58
                  (d)      Interest Coverage Ratio......................................................58
                  (e)      Indebtedness.................................................................58
                  (f)      Liens........................................................................60
                  (g)      Merger; Acquisitions; Etc....................................................61
                  (h)      Disposition of Assets; Etc...................................................62
                  (i)      Nature of Business...........................................................63
                  (j)      Dividends and Other Restricted Payments......................................63
                  (k)      Capital Expenditures.........................................................64
                  (l)      Loans, Advances and Investments..............................................64
                  (m)      Transactions with Affiliates.................................................66
                  (n)      Sale and Leaseback Transactions and other Financing Transactions.............66
                  (o)      Negative Pledge Limitation...................................................67
                  (p)      FSC Commissions..............................................................67
                  (q)      Inconsistent Agreements......................................................67
                  (r)      Subsidiary Dividends.........................................................67
                  (s)      Preferred Stock..............................................................67
                  (t)      Other Indebtedness and Agreements............................................67
                  (u)      Management Fees..............................................................68
                  (v)      Restricted Subsidiaries......................................................68
         5.3      Additional Covenants..................................................................68

VI.      DEFAULT........................................................................................69
         6.1      Events of Default.....................................................................69
                  (a)      Nonpayment...................................................................69
                  (b)      Misrepresentation............................................................69
                  (c)      Certain Covenants............................................................69
                  (d)      Other Defaults...............................................................69

                  (e)      Cross Defaults...............................................................69
                  (f)      Judgments....................................................................70
                  (g)      ERISA........................................................................70
                  (h)      Insolvency, Etc..............................................................70
                  (i)      Security Documents...........................................................71
                  (j)      Control......................................................................71
                  (k)      Cofimeta Acquisition; Mexican Facility.......................................71

         6.2      Remedies..............................................................................71
         6.3      Distribution of Proceeds of Collateral................................................72

VII.     THE AGENT AND THE LENDERS......................................................................74
         7.1      Appointment and Authorization.........................................................74
         7.2      Agent and Affiliates..................................................................74
         7.3      Scope of Agent's Duties...............................................................74
         7.4      Reliance by Agent.....................................................................74
         7.5      Default...............................................................................75
         7.6      Liability of Agent....................................................................75
         7.7      Nonreliance on Agent and Other Lenders................................................75
         7.8      Indemnification.......................................................................75
         7.9      Successor Agent.......................................................................76
         7.10     Sharing of Payments...................................................................76

VIII.    MISCELLANEOUS..................................................................................77
         8.1      Amendments, Etc.......................................................................77
         8.2      Notices...............................................................................78
         8.3      No Waiver By Conduct; Remedies Cumulative.............................................78
         8.4      Reliance on and Survival of Various Provisions........................................78
         8.5      Expenses; Indemnification.............................................................79
         8.6      Successors and Assigns................................................................81
         8.7      Counterparts..........................................................................83
         8.8      Governing Law.........................................................................83
         8.9      Table of Contents and Headings........................................................84
         8.10     Construction of Certain Provisions....................................................84
         8.11     Integration and Severability..........................................................84
         8.12     Independence of Covenants.............................................................84
         8.13     Interest Rate Limitation..............................................................84
         8.14     Judgment and Payment..................................................................85
         8.15     Acknowledgments.......................................................................85
         8.16     Waiver of Jury Trial..................................................................85

EXHIBITS

Exhibit A - Borrowing Base Certificate

Exhibit B - Company Security Agreement

Exhibit C - Environmental Certificate

Exhibit D - Guaranty

Exhibit E - Guarantor Security Agreement

Exhibit F - Revolving Credit Note

Exhibit G - Swingline Note

Exhibit H - Term Note

Exhibit I - Tooling Revolving Credit Note

Exhibit J - Disbursement of Advances

Exhibit K - Disbursement of Swingline Loans

Exhibit L - Subsequent Elections as to Borrowings

Exhibit M - Assignment and Acceptance

SCHEDULES

Schedule 1.1(A) - Existing Letters of Credit

Schedule 1.1(B) - Mexican Facility Documents

Schedule 1.1(C) - Mexican Subsidiaries

Schedule 1.1(D) - Existing Restricted Subsidiaries

Schedule 1.1(E) - Senior Subordinated Debt Documents

Schedule 4.4 - Subsidiaries

Schedule 4.5 - Litigation

Schedule 4.17 - Intellectual Property

Schedule 4.18 - Lobdell Preferred Stock

Schedule 4.22 - Cofimeta Indebtedness

Schedule 4.26 - OPI Acquisition

Schedule 5.2(e) - Indebtedness

Schedule 5.2(f) - Liens

Schedule 5.2(o) - Negative Pledges

Schedule 5.2(u) - Management Fees




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




                  THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 14, 1999 (this "Agreement"), is by and among OXFORD AUTOMOTIVE, INC., a Michigan corporation (the "Company"), each of the Subsidiaries of the Company designated in Section 1.1 as a Borrowing Subsidiary (a "Borrowing Subsidiary" and collectively with the Company the "Borrowers"), the lenders set forth on the signature pages hereof, their successors and assigns, and each other Person becoming a lender hereunder from time to time (collectively, together with any Affiliates of such Lenders designated by such Lenders to make Canadian Advances hereunder, the "Lenders" and individually a "Lender"), and NBD BANK, a Michigan banking corporation, as agent (in such capacity, and collectively with any of its Affiliates designated by it to administer any of its functions hereunder at any time, the "Agent") for the Lenders.

                                     RECITAL

         The Company, the subsidiary borrowers and lenders party thereto, and NBD Bank, as Agent, are parties to an Amended and Restated Credit Agreement dated as of March 31, 1999 (as amended, the "Existing Credit Agreement"), and the parties hereto desire to amend and restate the Existing Credit Agreement as set forth herein.

         The parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as follows:

                                   ARTICLE I.
                                  DEFINITIONS

                  1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

                  "Acceptance" shall mean Bankers' Acceptances and BA Equivalent Loans.

                  "Acceptance Fee" shall mean the fee payable at the time of the acceptance of Bankers' Acceptances established by multiplying the face amount of such Bankers' Acceptances by the Applicable Margin and by multiplying the product so obtained by a fraction having a numerator equal to the number of days in the term of such Bankers' Acceptances and a denominator of 365.

                  "Acquisition" is defined in Section 5.2(g).

                  "Advance" shall mean any Loan, any acceptance of any Bankers' Acceptance, any BA Equivalent Loan, and any Letter of Credit Advance.

                  "Affiliate", when used with respect to any Person, shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise, and a Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting Capital Stock of the controlled Person.

                  "Applicable Lending Office" shall mean, with respect to any Loan made by any Lender or with respect to such Lender's Commitments, the office or branch of such Lender or of any Affiliate of such Lender located at the address specified as the applicable lending office for such Lender set forth next to the name of such Lender in the signature pages hereof or any other office, branch or Affiliate of such Lender or of any Affiliate of such Lender hereafter selected and notified in writing to the Company and the Agent by such Lender. Any Affiliate of any such Lender so selected and notified shall have all rights of a Lender hereunder.

                  "Applicable Margin" shall mean, with respect to any Floating Rate Loan, Bankers' Acceptance, LIBOR Loan, commitment fee payable under Section 2.3(a) and Letter of Credit fee payable pursuant to Section 2.3(b), as the case may be, the per annum rate (expressed as a percentage) in accordance with the following:


================================================================================
Total Covenant      Floating Rate       Bankers'             Facility Fees
Obligations  to     Loans               Acceptances,
Total Covenant                          Letter of Credit
EBITDA Ratio                            Fees and
                                        LIBOR Loans
--------------------------------------------------------------------------------
>4.75               1.00%               2.25%                0.50%

--------------------------------------------------------------------------------
>4.00 but <4.75     0.75%               2.00%                0.50%
          -

--------------------------------------------------------------------------------
>3.50 but <4.00     0.50%               1.80%                0.45%
          -

--------------------------------------------------------------------------------
>3.00 but <3.50     0.125%              1.375%               0.375%
          -
--------------------------------------------------------------------------------
<3.00               0.00%               1.125%               0.375%
-

================================================================================


                  The Applicable Margin shall be based upon the Total Covenant Obligations to Total Covenant EBITDA Ratio as calculated as of the last day of each fiscal quarter of the Company and the Applicable Margin shall be adjusted on (a) the last day of the second month following the close of the fiscal quarter for the first three fiscal quarters, and (b) the last day of the fourth month following the close of the last fiscal quarter, based on the financial statements of the Company and related compliance certificate pursuant to Section 5.1(d) to the Lenders; provided that, (i) as of the Effective Date, the Applicable Margin shall be based on a Total Covenant Obligations to Total Covenant EBITDA Ratio of greater than 4.00 to 1.00 but less than or equal to
4.75 and (ii) upon the occurrence and during the continuance of any Event of Default the Applicable Margin shall be based on a Total Covenant Obligations to Total Covenant EBITDA Ratio of greater than 4.75 to 1.00, in each case regardless of the actual Total Covenant Obligations to Total Covenant EBITDA Ratio.

                  "Arranger" shall mean First Chicago Capital Markets, Inc.

                  "Assignment and Acceptance" is defined in Section 8.6(d).

                  "BA Equivalent Loan" shall mean a Loan contemplated as such in
Section 3.4.

                  "BA Rate" shall mean the rate per annum determined as being the arithmetic average (rounded upwards, if necessary, to the nearest .01%) of the rates quoted for First Chicago/NBD Canada for one month bankers' acceptances as appears on the Reuters Screen CDOR (Certificate of Deposit Offered Rate) page, as determined as at 10:00 a.m. (Toronto time) on the relevant Business Day (for non-Business Days, and if no CDOR rate is available for a given Business Day, the CDOR rate for the immediately previous Business Day for which a CDOR rate is available shall be used)

                  "BA Interest Period" shall mean, relative to any Bankers Acceptance or BA Equivalent Loan, the period beginning on (and including) the date on which such Bankers Acceptance is accepted or continued or such BA Equivalent Loan is made or continued to (but excluding) the date which is 30, 60 or 90 days thereafter, as selected by the Company.

                  "Bankers' Acceptance" shall mean a non-interest bearing bill of exchange in a form satisfactory to the Agent, denominated in CAD, drawn and endorsed by a Canadian Borrowing Subsidiary and presented to each Canadian Lender for acceptance pursuant to this Agreement.

                  "BMG" shall mean BMG North America Limited, a corporation incorporated under the laws of the Province of Ontario, Canada.

                  "BMO" shall mean Bank of Montreal, a Canadian chartered bank.

                  "Board of Directors" shall mean the board of directors of the Company.

                  "Borrowing" shall mean the aggregation of Advances, including each Letter of Credit and Bankers' Acceptance issuance, of the Lenders made to any Borrower, or continuations and conversions of any Advances, made pursuant to
Article II on a single date and, in the case of any LIBOR Loans or Bankers' Acceptances, for a single Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans or the type of Advance comprising the related Borrowing, e.g., a "LIBOR Borrowing" is a Borrowing comprised of LIBOR Loans and a "Letter of Credit Borrowing" is an Advance comprised of a single Letter of Credit.

                  "Borrowing Base" shall mean, as of any date, the sum of:

                  (a) an amount equal to 85% of the value of Eligible Accounts Receivable, plus

                  (b) an amount equal to 50% of the value of Eligible Deferred Tooling Reimbursement Payments, plus

                  (c) an amount equal to 50% of the value of Eligible Inventory, plus

                  (d) an amount of fixed asset reliance equal to the sum of the following: (i) $113,562,000, (ii) 50% of the then net book value of Eligible Fixed Assets (exclusive of Eligible Fixed Assets described in clause (iii) of this paragraph) acquired after February 4, 1999 but prior to March 31, 2000, plus (iii) an amount equal to the sum of 70% of the orderly liquidation value determined from time to time by the Agent for equipment which constitutes Eligible Fixed Assets acquired after February 4, 1999 in an Acquisition permitted by Section 5.2(g) and 70% of the fair market value determined from time to time by the Agent for real estate which constitutes Eligible Fixed Assets acquired in an Acquisition permitted by Section 5.2(g) consummated after February 4, 1999; minus




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



                  (e) $30,000,000; minus

                  (f) until such time as the construction and acquisition of the Mexican Manufacturing Facility has been substantially completed and paid for, an amount equal to the remaining cost to complete the acquisition, construction and equipping of the Mexican Manufacturing Facility, and as described by the Company to the Agent prior to the Effective Date (it being acknowledged that as of the Effective Date the cost of such acquisition, construction and equipping is approximately $75,000,000, and the cost to complete is $75,000,000 minus the amount paid for such acquisition, construction or equipping from financing under the Mexican Facility as of the date of any Borrowing Base determination).

                  "Borrowing Base Certificate" for any date shall mean an appropriately completed report as of such date in substantially the form of Exhibit A hereto, certified as true and correct as of such date by the Chief Financial Officer or Treasurer of the Company.

                  "Borrowing Subsidiary" shall mean any Subsidiary designated by the Company to the Agent as a "Borrowing Subsidiary" hereunder so long as (a) each of the Company and each Guarantor guarantees the obligation of such Borrowing Subsidiary pursuant to a Guaranty, and grants a first priority lien and security interest on its assets to the extent required under Section 2.11 to secure such Guaranty and all obligations of such Borrowing Subsidiary, (b) such Borrowing Subsidiary delivers all corporate or organizational documents and authorizing resolutions and legal opinions requested by the Agent and (c) such Borrowing Subsidiary executes all agreements, instruments and documents and takes such other action requested by the Agent, including without limitation becoming bound by the terms hereof as a Borrowing Subsidiary and granting a first priority lien and security interest on its assets to the extent required under Section 2.11 to secure all Advances and other obligations of such Borrowing Subsidiary to the Lenders and the Agent. As of the Effective Date, the only Borrowing Subsidiaries are BMG and Oxford Suspension Ltd..

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Agent is not open to the public for carrying on substantially all of its banking functions in Detroit, Michigan or, with respect to any Canadian Advance, First Chicago/NBD Canada is not open to the public for carrying on substantially all of its banking functions in Toronto, Ontario.

                  "CAD" or "C$" shall mean the lawful money of Canada.

                  "Canadian Advances" shall mean all Loans, including Acceptances, denominated in CAD.

                  "Canadian Borrowing Subsidiary" shall mean any Borrowing Subsidiary which is also a Canadian Subsidiary.

                  "Canadian Intercreditor Agreement" shall mean the intercreditor agreement in form and substance satisfactory to the Agent among the Agent, BMG and all other material lenders to BMG or any of its Subsidiaries, as amended or modified from time to time.

                  "Canadian Lender" shall mean any Lender which, whether directly or through an Affiliate of such Lender, can make Canadian Advances hereunder free of withholding taxes of Canada and that is designated from time to time by the Agent and the Company, with the consent of such Lender, as a Canadian Lender.

                  "Canadian Percentage" of any Canadian Lender as of any date, shall mean a fraction (expressed as a percentage), the numerator of which is the Commitment of such Canadian Lender and the denominator which is the aggregate Commitments of all Canadian Lenders.

                  "Canadian Subsidiary" shall mean any Subsidiary of the Company organized under the laws of Canada or any Province thereof.

                  "Capital Expenditures" shall mean, without duplication, any expenditures, other than under a Capital Lease, for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with Generally Accepted Accounting Principles.

                  "Capital Lease" of any Person shall mean any lease which, in accordance with Generally Accepted Accounting Principles, is or should be capitalized on the books of such Person.

                  "Capital Stock" shall mean (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

                  "Change in Control" shall mean:

                  (a) prior to a primary sale or sales of shares of Capital Stock of the Company resulting in the sale of more than 50% of each class of outstanding Capital Stock of the Company pursuant to any one or more public offerings thereof (a "Majority IPO"), (i) Permitted Holders shall cease to control, directly or indirectly, in each case free and clear of all Liens, at least 35% (on a fully diluted basis) of the issued and outstanding shares of Voting Stock of the Company and have the right and authority to appoint, designate or otherwise elect at least 51% of the members of the Board of Directors of the Company or (ii) other than the Permitted Holders, any Person, or two or more Persons acting in concert, acquire or own beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of an amount of the outstanding shares of Voting Stock of the Company on a fully diluted basis which is equal to or greater than the amount owned by the Permitted Holders;

                  (b) after a Majority IPO, (i) Permitted Holders shall cease to control, directly or indirectly, in each case free and clear of all Liens, at least 20% (on a fully diluted basis) of the issued and outstanding shares of Voting Stock of the Company and have the right and authority to appoint, designate or otherwise elect at least 20% of the members of the Board of Directors of the Company or (ii) any Person, or two or more Persons acting in concert, acquire or own beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) of an amount of the outstanding shares of Voting Stock of the Company on a fully diluted basis which is equal to or greater than the amount owned by the Permitted Holders; or

                  (c) after the first public offering of Capital Stock of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (d) any "Change of Control" as defined in the Senior Subordinated Note Indenture.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "Cofimeta" shall mean Cofimeta, S.A., a societe anonyme organized and existing under the laws of France.

                  "Cofimeta Acquisition" shall mean the Acquisition to be completed pursuant to the Cofimeta Acquisition Documents.

                  "Cofimeta Acquisition Date" shall mean February 5, 1999, the date on which the Cofimeta Acquisition was completed.

                  "Cofimeta Acquisition Documents" shall mean the agreements dated on or about December 15, 1998 between the Company and Groupe Valfond, together with all agreements, documents and instruments executed in connection therewith or otherwise pursuant thereto, under which the French Acquisition Company will acquire 100% of the Capital Stock of Cofimeta.

                  "Commitments" shall mean, collectively, the Revolving Credit Commitments, the Tooling Revolving Credit Commitments and the Term Loan Commitments.

                  "Company Security Agreement" shall mean the security agreement entered into by the Company for the benefit of the Agent and the Lenders pursuant to this Agreement in substantially the form of Exhibit B hereto, as amended or modified from time to time.

                  "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                  "Contingent Liabilities" of any Person shall mean, as of any date and without duplication, all obligations of others for which such Person is contingently liable, as guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such Person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such Person to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person.

                  "Creative" shall mean Creative Fabrication Corporation, a Tennessee corporation.

                  "Creative Letter of Credit" shall mean the irrevocable letter of credit number 442 issued by NBD Bank on September 27, 1995 for the account of Creative, as renewed or extended or otherwise modified from time to time.

                  "Creative Revenue Bond" shall mean the $8,500,000 Industrial Development Revenue Bond (Creative Fabrication Corporation Project), Series 1995 issued by the Industrial Development Board of the County of McMinn, a public non-profit corporation and public instrumentality of the County of McMinn, Tennessee.

                  "Creative Revenue Bond Documents" shall mean the indenture of trust, loan agreement, reimbursement agreement, irrevocable letter of credit, pledge and security agreement, deed of trust, security agreement, fixture filing and assignment of rents, security agreement, guarantor security agreement, irrevocable guaranty agreement and all other agreements and documents executed or issued in connection with the Creative Revenue Bond, all as amended or modified from time to time.

                  "Default" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

                  "Defaulting Lender" shall mean any Lender that fails to make available to the Agent such Lender's Loans required to be made hereunder or shall have not made a payment required to be made to the Agent hereunder. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Agent the amount of such Defaulting Lender's Loans, to the extent the Borrowers have not repaid the relevant Loans, and all other amounts required to be paid to the Agent pursuant to this Agreement.

                  "Discount Rate" shall mean with respect to Bankers' Acceptances issued pursuant to this Agreement with the same maturity date, the rate determined by the Agent as being the discount rate, calculated on the basis of a year of 365 days, of the Agent established in accordance with its normal practices at or about 10:00 a.m. on the date of issue of such Bankers' Acceptances, for bankers' acceptances having a comparable face value and an identical maturity date to the face value and maturity date of the Agent's portion of such issue of Bankers' Acceptances.

                  "Discounted Proceeds" shall mean in respect of any Bankers' Acceptance to be accepted and purchased by a Lender hereunder on any day, an amount (rounded to the nearest whole cent, and with one-half of one cent being rounded up) calculated on such day by multiplying (i) the face amount of such Bankers' Acceptance by (ii) the price, where the price is determined by dividing one by the sum of one plus the product of (A) the Discount Rate (expressed as a decimal) and (B) a fraction, the numerator of which is the number of days in the term of such Bankers' Acceptance and the denominator of which is 365.

                  "Disqualified Stock" shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, or which otherwise has any mandatory payments with respect thereto.

                  "Dollar Equivalent" shall mean as of any date, with respect to any amount in a currency other than Dollars, the sum in Dollars resulting from the conversion of such amount from such currency into

Dollars at the spot exchange rate determined by the Agent to be available to it for the purchase of such currency with Dollars at approximately 11:00 a.m. local time of the Applicable Lending Office on such date as a determination of the Dollar Equivalent is made.

                  "Documents" shall have the meaning ascribed thereto in Section 3.3(b).

                  "Dollars" and "$" shall mean the lawful money of the United States of America.

                  "Domestic Subsidiary" shall mean each present and future Subsidiary of the Company which is not a Foreign Subsidiary.

                  "Dutch Holding Company" shall mean a Subsidiary of the Company and wholly owned directly by the Company or by a Guarantor, which Subsidiary is organized under the laws of the Netherlands and formed after the Effective Date to, among other purposes, own 100% of the Capital Stock, free and clear of any Liens other than in favor of the Agent, of the French Acquisition Company, provided that such Subsidiary satisfies all the requirements of this Agreement. The Dutch Holding Company shall be deemed a Restricted Subsidiary.

                  "EBITDA" shall mean, for any period, the Net Income for such period plus, without duplication, all amounts deducted in determining such Net Income on account of (a) Interest Expense, (b) income tax expense (including Michigan Single Business Tax expense), (c) depreciation and amortization expense, and (d) all other non cash items reducing Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required under Generally Accepted Accounting Principles to be, made, except as otherwise consented to by the Agent), and minus all non cash items increasing Net Income, in each case for such period, all as determined for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

                  "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

                  "Eligible Accounts Receivable" shall mean, as of any date and without duplication, those trade accounts receivable owned by a Borrower or a Guarantor that are payable in Dollars, CAD or any other readily available and freely tradable currency acceptable to the Agent and in which such Borrower or Guarantor has granted to the Agent for the benefit of the Lenders and the Agent a first-priority perfected security interest pursuant to the Security Agreements, subject to only such Liens as are permitted Section 5.2(f)(i), valued at the face amount thereof less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory, goods or other property, or the furnishing of services or other good and sufficient consideration to customers of a Borrower or a Guarantor in the ordinary course of business, (b) that is more than 90 days past due or that remains outstanding more than 90 days after the earlier of the date of the invoice or the shipment of the related inventory, goods or other property or the furnishing of the related services or other consideration, (c) that is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien (except those in favor of the Agent for the benefit of the Lenders and the Agent under the Security Documents), or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds is subject to any such Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected, (e) that is due from any Affiliate or Subsidiary of any Borrower or Guarantor, (f) that has been classified by any Borrower or Guarantor as doubtful or has otherwise failed to meet established or customary credit standards of any Borrower or Guarantor,
(g) that is payable by any Person located outside the United States or Canada (which shall not be deemed to include any territories of the United States or Canada), other than a Subsidiary of General Motors Corporation, Ford Motor Company or DaimlerChrysler AG, or any other substantial auto manufacturer or supplier approved by the Agent, (h) with respect to which any representation or warranty contained in Section 4.11 is incorrect at any time, (i) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity unless such Borrower or Guarantor shall have notified the Agent thereof and shall have executed and delivered any and all instruments and documents and taken such other action required by the Agent to duly effect the assignment thereof to the Agent under the Federal Assignment of Claims Act, as amended, or other applicable law now or hereafter in effect, (j) that is payable by any Person as to which 30% or more of the accounts receivable payable by such Person to any Borrower or Guarantor do not otherwise constitute Eligible Accounts Receivable, (k) that is payable by any Person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors, (l) that is evidenced by a promissory note or other instrument, (m) that is subordinate or junior in right or priority of payment to any other obligation or claim, (n) arising as a result of or relating to Tooling if such account receivable is not currently due or arising as a result of or relating to Tooling if it arises under any Tooling Contract financed by any lender other than by Advances by the Lenders under this Agreement, or (o) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

                  "Eligible Deferred Tooling Reimbursement Payments" shall mean such portion of the assets, net of any payments received thereon, of a Borrower or Guarantor which consists of Tooling reimbursement payments provided that each of the following conditions are satisfied: (a) the sale of the related Tooling is covered under specific written purchase orders or agreements between a Borrower or Guarantor and the purchaser of such Tooling, and the terms and provisions of all such purchase orders and agreements and the purchaser thereof must be satisfactory to the Agent, (b) the Agent has a first priority, perfected and enforceable security interest in the Borrower's or Guarantor's interest in such assets, including without limitation, any account receivable or other proceeds of a Borrower or Guarantor relating to such long term assets, subject to only such Liens as are permitted by Section 5.2(f)(i), (c) the unpaid balance of such Tooling as represented by a Borrower or Guarantor is not subject to any defense, counterclaim, setoff, contra-account, credit, allowance or adjustment and (d) such Tooling has been constructed in accordance with the requirements and other terms of such purchase orders and other agreements relating thereto and the purchaser thereof has approved such Tooling and is not disputing the acceptability of such Tooling. For purposes of this definition, all Tooling reimbursement payments of a Borrower or Guarantor which are the subject of any Tooling Contract financed by any lender other than by Advances by the Lenders under this Agreement shall be excluded from this definition and no (i) Eligible Inventory or (ii) accounts receivable included within Eligible Accounts Receivable shall be included as part of Eligible Deferred Tooling Reimbursement Payments.

                  "Eligible Fixed Assets" shall mean, as of any date, those tangible fixed assets owned by a Borrower or a Guarantor in which such Borrower or Guarantor has granted to the Agent and Lenders a first-priority perfected security interest pursuant to the Security Agreements, subject to only such Liens as are permitted Section 5.2(f)(i), but not including any such fixed asset
(a) that is not usable in the
business of a Borrower or Guarantor, (b) that is located outside the United States or Canada or such other jurisdiction approved by the Agent, (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Agent and the Lenders under the Security Agreements), (d) that is not in the possession of the Company, (e) that is held for sale or lease or is the subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that could limit or impair the ability of the Agent and the Lenders to promptly exercise all rights of the Agent and the Lenders under the Security Agreements, (g) if such fixed asset is located on premises not owned by the Company and the landlord or other owner of such premises shall not have waived its distraint, lien and similar rights with respect to such fixed asset, and shall not have agreed to permit the Agent to enter such premises after the occurrence of an Event of Default pursuant to a waiver and agreement of such Person in favor of and in form and substance acceptable to the Agent, (h) with respect to which any insurance proceeds are not payable to the Agent as a lender loss payee or are payable to any loss payee other than the Agent or a Borrower or Guarantor, and (i) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

                  "Eligible Inventory" shall mean, as of any date, that inventory owned by a Borrower or a Guarantor that constitutes raw materials, work-in-process or finished goods in which such Borrower or Guarantor has granted to the Agent for the benefit of the Lenders and the Agent a first-priority perfected security interest pursuant to the Security Agreements, subject to only such Liens as are permitted Section by 5.2(f)(i), valued at the lower of cost or market on a FIFO basis, but shall not include any such inventory (a) that does not constitute raw materials, work-in-process or finished goods readily salable or usable in the business of a Borrower or a Guarantor, (b) that is located outside the United States or Canada (which shall not be deemed to include any territories of the United States or Canada) or such other jurisdiction approved by the Agent, (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Agent for the benefit of the Lenders and the Agent under the Security Documents), including any sale on approval or sale or return transaction or any consignment, (d) that is not in the possession of such Borrower or Guarantor, (e) that is held for lease or is the subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that could limit or impair the ability of the Agent to promptly exercise all rights of the Agent under the Security Documents, (g) if such inventory is located on premises not owned by such Borrower or Guarantor and the landlord or other owner of such premises shall not have waived its distraint, lien and similar rights with respect to such inventory and shall not have agreed to permit the Lenders and the Agent to enter such premises pursuant to a waiver and agreement of such Person in favor of and in form and substance acceptable to the Lenders and the Agent or any other substantial auto manufacturer or supplier approved by the Agent, (h) with respect to which any insurance proceeds are not payable to the Agent for the benefit of the Lenders as a lender loss payee or are payable to any loss payee other than the Agent or such Borrower or Guarantor, (i) that is classified as Eligible Deferred Tooling Reimbursement Payments, (j) that is Tooling unless such Tooling qualifies as Eligible Tooling, or (k) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

                  "Eligible Tooling" shall mean such portion of assets, net of any payments received thereon, of a Borrower or Guarantor which consists of Tooling, provided that each of the following conditions is satisfied: (a) the sale of such Tooling is covered under specific written purchase orders or agreements between a Borrower or Guarantor and the purchaser of such Tooling, and the terms and provisions of all such purchase orders and agreements and the purchaser thereof must be satisfactory to the Agent, (b) the Agent has a first priority, perfected and enforceable security interest in such Borrower's or Guarantor's interest in such Tooling and any account receivable or other proceeds of a

Borrower or Guarantor relating to such Tooling, subject to only such Liens as are permitted by Section 5.2(f)(i), and (c) the unpaid balance of such Tooling as represented by a Borrower or Guarantor is not subject to any defense, counterclaim, setoff, contra-account, credit, allowance or adjustment. For purposes of this definition, all Tooling of a Borrower or Guarantor which is the subject of any Tooling Contract financed by any lender other than by Advances by the Lenders under this Agreement shall be excluded from this definition, and no
(i) accounts receivable included within Eligible Accounts Receivable, or (ii) Eligible Deferred Tooling Reimbursement Payments shall be included as part of Eligible Tooling.

                  "Environmental Certificate" shall mean the environmental certificate given by the Borrowers and the Guarantors to the Agent for the benefit of the Lenders pursuant to this Agreement in substantially the form of Exhibit C hereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

                  "ERISA Affiliate" shall mean, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person or any Subsidiary of such Person, would be treated as a single employer under
Section 414 of the Code and the regulations promulgated thereunder.

                  "Event of Default" shall mean any of the events or conditions described in Section 6.1.

                  "Existing Credit Agreement" is defined in the recital paragraph of this Agreement.

                  "Existing Letters of Credit" shall mean the letters of credit set forth on Schedule 1.1(A).

                  "Federal Funds Rate" shall mean the per annum rate established and announced by the Agent from time to time as the opening federal funds rate paid by the Agent in its regional federal funds market for overnight borrowings from other banks, which Federal Funds Rate shall change simultaneously with any change in such announced rates.

                  "First Chicago/NBD Canada" shall mean First Chicago NBD Bank, Canada, a Canadian chartered bank, and its successors and assigns.

                  "Fixed Charges" shall mean, for any period, the sum, without duplication, of (a) Total Covenant Interest Expense for such period, plus (b) all payments of principal or other sums paid or payable during such period by the Company or its Restricted Subsidiaries with respect to Indebtedness of the Company or its Restricted Subsidiaries, other than payments on the Revolving Credit Advances and Tooling Revolving Credit Advances, plus (c) Rental Charges paid or payable during such period by the Company and its Restricted Subsidiaries, plus (d) all dividends, distributions and other obligations paid with respect to any class of the Company's Capital Stock or any dividend, payment or distribution paid in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of the Company's Capital Stock, plus (e) all net income taxes accrued in such period by the Company or its Restricted Subsidiaries, plus (f) all payments of principal or other sums paid or payable, whether directly or indirectly, during such period by the Company or any of its Restricted Subsidiaries with respect to Indebtedness of any Unrestricted Subsidiary, plus (g) all payments on the Mexican Facility Obligations allocable to principal.

                  "Fixed Charge Coverage Ratio" shall mean, as of the end of any fiscal quarter of the Company, the ratio of (a) Total Covenant EBITDA for the four consecutive fiscal quarters of the Company then ending, plus, to the extent not added back to such Total Covenant EBITDA, Rental Charges for the four consecutive fiscal quarters of the Company then ending, minus Capital Expenditures (exclusive of (i) for purposes of this definition, the Mexican Facility Obligations in an amount not to exceed $75,000,000 shall not constitute Capital Expenditures, (ii) up to $5,000,000 of Capital Expenditures for the Saturn Innovate program in the fiscal year of the Company ending March 31, 1999,
(iii) up to $5,000,000 of Capital Expenditures for the Mexican GMT 250 program in the fiscal year of the Company ending March 31, 1999, (iv) up to $10,000,000 in aggregate amount of Capital Expenditures for productivity improvement programs acceptable to the Agent in the fiscal years of the Company ending March 31, 1999 and 2000 on a combined basis, and (v) up to $10,000,000 in aggregate amount of Capital Expenditures for program specific Capital Expenditures for programs not yet awarded or for changes to existing programs which occur after the Effective Date, in each case acceptable to the Agent and for each of the fiscal years of the Company ending March 31, 2001 and 2002) for the four consecutive fiscal quarters of the Company then ending, to (b) the Fixed Charges for the four consecutive fiscal quarters of the Company then ending.

                  "Floating Rate" shall mean the per annum rate equal to the sum of (a) the Applicable Margin, plus (b) (i) with respect to U.S. Advances and other obligations denominated in Dollars, the greater of (x) the Prime Rate in effect from time to time, and (y) the sum of one half of one percent (1/2%) per annum plus the Federal Funds Rate in effect from time to time; and (ii) with respect to Canadian Advances and other obligations denominated in CAD, the greater of (x) the per annum rate of interest quoted, published and commonly known as the "prime rate" of First Chicago/NBD Canada which First Chicago/NBD Canada establishes as the reference rate of interest in order to determine interest rates for loans to its Canadian commercial borrowers, which rate is not necessarily the lowest rate of interest offered by First Chicago/NBD Canada in connection with extensions of credit; and (y) the BA Rate plus 1/2 of 1% per annum; in each case adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to any Borrower, which Floating Rate shall change simultaneously with any change in any such rates.

                  "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

                  "Foreign Subsidiary" shall mean any Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America.

                  "French Acquisition Company" shall mean Oxford Automotive France, SAS, a societe par actions simplifiee organized and existing under the laws of France.

                  "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

                  "Guaranties" shall mean each guaranty entered into by the Guarantors for the benefit of the Agent and the Lenders pursuant to this Agreement in substantially the form of Exhibit D hereto, as amended or modified from time to time.

                  "Guarantor Security Agreement" shall mean each security agreement entered into by the Guarantors for the benefit of the Agent and the Lenders pursuant to this Agreement in substantially the form of Exhibit E hereto, as amended or modified from time to time.

                  "Guarantors" shall mean each Domestic Subsidiary of the Company existing as of the Effective Date, each Canadian Subsidiary, the Company (in its capacity as guarantor of the Borrowing Subsidiaries), and each Person becoming a Restricted Subsidiary of the Company after the Effective Date or otherwise entering into a Guaranty from time to time; provided, however, that the Dutch Holding Company, French Acquisition Company, the Mexican Subsidiaries, OPI, Cofimeta and the Subsidiaries of Cofimeta existing as of the Effective Date shall not be required to become Guarantors hereunder.

                  "Hedging Agreement" shall mean an agreement, device or arrangement entered into by the Company or any of its Restricted Subsidiaries providing for payments which are related to fluctuations of interest rates, currency exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

                  "Hedging Obligations" of a Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Agreement.

                  "Howell" shall mean Howell Industries, Inc., a Michigan corporation.

                  "Indebtedness" of any Person shall mean, as of any date, (a) all obligations of such Person for borrowed money, and similar monetary obligations evidenced by bonds, notes, debentures, Capital Lease obligations, bankers acceptances or otherwise, (b) all obligations of such Person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such Person whether or not the obligation secured thereby shall have been assumed by such Person, (d) all obligations of such Person for the unpaid purchase price for goods, property or services acquired by such Person, except for trade accounts payable and taxes arising in the ordinary course of business that are not past due, (e) all obligations of such Person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all Hedging Obligations, and (g) all Contingent Liabilities.

                  "Interest Coverage Ratio" shall mean, as of the end of any fiscal quarter of the Company, the ratio of (a) Total Covenant EBITDA for the four consecutive fiscal quarters of the Company then ending to (b) Total Covenant Interest Expense for the four consecutive fiscal quarters of the Company then ending.

                  "Interest Expense" shall mean, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Agreements (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary, and (viii) interest actually paid by the Company or any Restricted Subsidiary on any Indebtedness of any other Person. Notwithstanding the foregoing, net interest expense attributable to deferred reimbursement tooling indebtedness, i.e., only that portion of Tooling Indebtedness to be paid by the purchaser of the related Tooling in the piece price over the term of the related tooling contract consistent with current practice, shall not be included in Interest Expense.

                  "Interest Payment Date" shall mean (a) with respect to any LIBOR Loan or Acceptance, the last day of each Interest Period with respect thereto and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each March, June, September and December occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

                  "Interest Period" shall mean any BA Interest Period or LIBOR Interest Period.

                  "Letter of Credit" shall mean a standby or commercial letter of credit issued by the Agent on behalf of the Lenders for the account of the Company under an application and/or other documentation acceptable to the Agent requiring, among other things, immediate reimbursement by the Company to the Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Agent relative thereto, and shall include the Creative Letter of Credit and all other Existing Letters of Credit.

                  "Letter of Credit Advance" shall mean each issuance of a Letter of Credit.

                  "LIBOR" shall mean, with respect to any LIBOR Loan and the related LIBOR Interest Period, the per annum rate that is equal to the sum of:

                  (a)    the Applicable Margin, plus

                  (b) the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such LIBOR Interest Period and in an aggregate amount comparable to the amount of such LIBOR Loan to be made by the Agent in its capacity as a Lender hereunder are offered to the Agent by other prime banks in the London interbank market, at approximately 11:00 a.m. London time, on the second LIBOR Business Day prior to the first day of such LIBOR Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such LIBOR Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System; all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

                  "LIBOR Business Day" shall mean, with respect to any LIBOR Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

                  "LIBOR Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the day such LIBOR Loan is made or converted to a LIBOR Loan and ending on the day which is one, two, three or six months thereafter (or such longer period requested by the Company and acceptable to the Lenders), as the Company may elect under this Agreement, and each subsequent period commencing on the last day of the immediately preceding LIBOR Interest Period and ending on the day which is one, two or three months thereafter (or such longer period requested by the Company and acceptable to the Lenders), as the Company may elect under this Agreement, provided, however, that
(a) any LIBOR Interest Period which commences on the last LIBOR Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month, (b) each LIBOR Interest Period which would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day, and (c) no LIBOR Interest Period which would end after the Revolving Credit Termination Date with respect to any Revolving Credit Loan, after the Maturity Date with respect to the Term Loan or after the Tooling Revolving Credit Termination Date with respect to any Tooling Revolving Credit Loan shall be permitted.

                 "LIBOR Loan" shall mean any Loan which bears interest at LIBOR.

                 "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

                 "Loan" shall mean any Revolving Credit Loan, any Tooling Revolving Credit Loan, the Term Loan and any Swingline Loan. Any such Loan or any portion thereof may also be denominated as a Floating Rate Loan, a Bankers' Acceptance or BA Equivalent Loan or a LIBOR Loan and such Loans are referred to herein as "types" of Loans.

                 "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, any Hedging Agreements among any of the Borrowers and any of the Lenders or any of Lenders' Affiliates and any other agreement, instrument or document executed in connection with any of the foregoing at any time, all as amended or modified from time to time.

                 "Lobdell" shall mean Lobdell Emery Corporation, a Michigan corporation.

                 "Lobdell Preferred Stock" shall mean all existing preferred stock issued by Lobdell, including the Series B Preferred Stock and Series A Preferred Stock, in the aggregate amount of $50,700,000.

                 "Lobdell Preferred Stock Documents" shall mean all stock certificates, agreements and other documents relating to the terms of the Preferred Stock or otherwise relating to the Preferred Stock.

                 "Material Adverse Effect" shall mean (i) a material adverse effect on the property, business, operations, financial condition, liabilities or capitalization of the Company and its Restricted Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Company or any Guarantor to perform its obligations under the Loan Documents or (iii) a material adverse effect on the rights and remedies of the Agent or the Lenders under the Loan Documents.

                 "Maturity Date" shall mean the earlier to occur of (a) the date on which the maturity of the Term Loan is accelerated pursuant to Section
6.2 and (b) July 31, 2004.

                  "Mexican Facility" shall mean the $75,000,000 Cross-Border Asset Usage Facility of the Mexican Subsidiaries pursuant to the Mexican Facility Documents.

                  "Mexican Facility Documents" shall mean the agreements and documents described on Schedule 1.1(B).

                  "Mexican Facility Guaranty" shall mean the Guaranty dated March 31, 1999 executed by the Company in favor of the Mexican Trust guaranteeing the lease payments of the Mexican Subsidiaries under the Asset Usage Agreement (as defined on Schedule 1.1 (B)).

                  "Mexican Facility Obligations" shall mean all present and future obligations and liabilities of any kind, direct, contingent or otherwise, pursuant to the Mexican Facility Documents or otherwise under the Mexican Facility.

                  "Mexican Facility Tranche A Lenders" shall mean the lenders of the Mexican Facility Tranche A Loans.

                  "Mexican Facility Tranche A Guaranty" shall mean that portion of the Mexican Facility Guaranty allocable to the Mexican Facility Tranche A Loans.

                  "Mexican Facility Tranche A Loans" shall mean the up to $63,000,000 of Tranche A Loans made or to be made under, and as defined in, the Mexican Facility Documents.

                  "Mexican Intercreditor Agreement" shall mean the intercreditor agreement dated March 31, 1999 in form and substance satisfactory to the Agent among the Agent, BMO and all parties thereto, as amended or modified from time to time.

                  "Mexican Manufacturing Facility" shall mean the Ramos Arizape manufacturing facility of the Company to be located in Mexico as described by the Company to the Agent prior to the Effective Date.

                  "Mexican Subsidiaries" shall mean Subsidiaries of the Company described on Schedule 1.1(C), which are the only Subsidiaries of the Company located in Mexico or organized or existing under the laws of Mexico or any political subdivision thereof as of the Effective Date. The Mexican Subsidiaries shall be deemed Restricted Subsidiaries.

                  "Mexican Trust" shall mean Oxford Automotive Business Trust 1999-A, a special purpose trust, and lessor under the Mexican Facility.

                  "Mexico" shall mean the United Mexican States.

                  "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

                  "Net Cash Proceeds" shall mean, without duplication (a) in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property insurance claim or condemnation award, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of reasonable and documented attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award (other than any Lien in favor of the Agent for the benefit of the Agent and the Lenders) and other customary fees actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof and (b) in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

                  "Net Income" shall mean, for any period, the net income of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Net Income: (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (ii) below); (ii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iii) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Net Income; (iii) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (iv) extraordinary or nonrecurring gains or non-cash losses; and
(v) the cumulative effect of a change in accounting principles.

                  "Net Worth" of any Person shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of such Person, less treasury stock, all as determined under Generally Accepted Accounting Principles; provided, however, that any foreign currency translation adjustment account of the Company and its Subsidiaries shall be disregarded in the calculation of Net Worth.

                  "Note" shall mean any Revolving Credit Note, any Tooling Revolving Credit Note, any Term Loan Note or the Swingline Note.

                  "OASP I" shall mean OASP, Inc., a Michigan corporation, and wholly-owned Subsidiary of the Company.

                  "OASP II" shall mean OASP II, Inc., a Michigan corporation, and wholly owned Subsidiary of the Company.

                  "OPI" is defined on Schedule 4.26.

                  "OPI Acquisition" shall mean the Acquisition of all outstanding shares of OPI by the Company, a Guarantor (either an existing Guarantor or a Guarantor to be formed after the date hereof), the French Acquisition Company, Cofimeta or a wholly owned Foreign Subsidiary which is a Restricted Subsidiary, provided that if any such Subsidiary is not a Guarantor such Subsidiary and each Subsidiary which is not a Guarantor owning such Subsidiary, directly or indirectly, shall not incur or maintain any Indebtedness (except as otherwise permitted by this Agreement if such Subsidiary is the French Acquisition Company or Cofimeta) and at least 65% of the Capital Stock of the Subsidiary owning OPI, directly or indirectly, which is owned directly by a Guarantor or the Company shall be pledged to the Agent, for the benefit of itself and the Lenders on a first priority basis, by such Guarantor or the Company, as the case may be, and all as further described on Schedule 4.26.

                  "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of LIBOR Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

                  "Oxford" shall mean The Oxford Investment Group, Inc., a Michigan corporation.

                  "Oxford Suspension Ltd." shall mean Oxford Suspension Ltd., a corporation incorporated under the laws of the Province of Ontario, Canada.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Disqualified Stock" is defined is Section 5.2(j).

                  "Permitted Holders" shall mean (i) any of Selwyn Isakow, his spouse and any of his lineal descendants and their respective spouses (collectively, the "Isakow Family") whether acting in their own name or as one or as a majority of Persons having the power to exercise the voting rights attached to, or having investment power over, shares held by others, (ii) any Person wholly owned and controlled by any member of the Isakow Family, (iii) any trust solely for the benefit of one or more members of the Isakow Family (whether or not any member of the Isakow Family is a trustee of such trust) and
(iv) the individuals that are holders on the Effective Date of the voting common stock of the Company.

                  "Permitted Liens" shall mean Liens permitted by Section 5.2(f) hereof.

                  "Person" shall include an individual, a corporation, an association, a partnership, a limited liability company, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

                  "Plan" shall mean, with respect to any Person, any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such Person, any Subsidiary of such Person or any ERISA Affiliate, or by any other Person if such Person, any Subsidiary of such Person or any ERISA Affiliate could have liability with respect to such pension plan.

                  "Planned Asset Sales" shall mean the manufacturing facility of Creative in Athens, Tennessee.

                  "Pledge Agreement" shall mean each pledge agreement entered into by the Company or any Guarantor for the benefit of the Agent and the Lenders pursuant to this Agreement in form and substance satisfactory to the Agent, as amended or modified from time to time.

                  "Preferred Stock" shall mean all Lobdell Preferred Stock and all other preferred stock or similar Capital Stock issued by the Company or any of its Restricted Subsidiaries at any time.

                  "Prime Rate" shall mean the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers); which Prime Rate shall change simultaneously with any change in such announced rate.

                  "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                  "Rental Charges" shall mean the maximum amount of all rents and other payments (exclusive of property taxes, property and liability insurance premiums and maintenance costs) paid or required to be paid by the Company or its Restricted Subsidiaries during such period under any lease of real or personal property in respect of which the Company or its Restricted Subsidiaries is obligated as a lessee or user, other than any Capital Lease.

                  "Reportable Event" shall mean a reportable event as described in Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                  "Required Lenders" shall mean Lenders holding not less than
(i) 51% (or 100% where required pursuant to Section 8.1) of the Commitments (provided that, after the Term Loan is made, the amount of the Term Loan Commitment shall be deemed equal to the outstanding principal balance of the Term Loan for purposes of this clause (i) of this definition), or (ii) 51% (or 100% where required pursuant to Section 8.1) of the Advances if the Commitments have expired or been terminated.

                  "Restricted Subsidiary" shall mean each Subsidiary of the Company existing as of the Effective Date and described on Schedule 1.1(D) (including the Guarantors and the Borrowing Subsidiaries) and each other Subsidiary of the Company that is designated by the Company as a Restricted Subsidiary.

                  "Revolving Credit Advance" shall mean any Revolving Credit Loan and any Letter of Credit Advance.

                  "Revolving Credit Commitments" shall mean, with respect to each Lender, the commitment of each such Lender to make Revolving Credit Loans, and to participate in Letter of Credit Advances and Swingline Loans, in amounts not exceeding in the aggregate principal or face amount outstanding at any time the Revolving Credit Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced pursuant to Section 2.2 or modified pursuant to Section 8.6.

                  "Revolving Credit Loan" shall mean any borrowing, including any Bankers' Acceptance in the case of Canadian Advances, under Section 2.4 evidenced by Revolving Credit Notes and made pursuant to Section 2.1(a).

                  "Revolving Credit Note" shall mean any promissory note of a Borrower evidencing the Revolving Credit Loans made to it in substantially the form annexed hereto as Exhibit F, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "Revolving Credit Termination Date" shall mean the earlier to occur of (a) July 31, 2004 and (b) the date on which the Revolving Credit Commitments shall be terminated pursuant to Section 2.2 or Section 6.2.

                  "Security Agreements" shall mean the Company Security Agreement and the Guarantor Security Agreements.

                  "Security Documents" shall mean, collectively, the Security Agreements, the Documents, the Environmental Certificate, the Creative Bond Documents, the Guaranties, the Pledge Agreements, the subrogation and contribution agreement among the Company and the Guarantors, any consent and amendment of security documents executed by the Company or any of the Guarantors and all other related agreements and documents, including mortgages, deeds of trust, financing statements and similar documents, delivered pursuant to this Agreement or otherwise entered into by any Person to secure or guarantee the Advances or otherwise relating hereto, all as amended or modified from time to time.

                  "Senior Subordinated Debt Documents" shall mean the Senior Subordinated Note Indentures, the Senior Subordinated Notes and all agreements and documents executed in connection therewith at any time, including without limitation those agreements and documents listed on Schedule 1.1(E) hereto.

                  "Senior Subordinated Notes" shall mean the Senior Subordinated Notes issued by the Company in the aggregate principal amount of $200,000,000 due 2007 issued pursuant to the Senior Subordinated Note Indentures.

                  "Senior Subordinated Note Indentures" shall mean, collectively, the Senior Subordinated Indenture between the Company, the subsidiary guarantors named therein and First Trust National Association, as trustee, dated as of June 24, 1997, as amended or modified from time to time and the Indenture between the Company, the subsidiary guarantors named therein, and U.S. Bank Trust National Association, as trustee, dated as of December 1, 1998, as amended or modified from time to time.

                  "Solvent" when used with respect to any Person, shall mean that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Subordinated Debt" of any Person shall mean, as of any date, that Indebtedness of such Person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such Person to the Lenders in manner and by agreement satisfactory in form and substance to the Agent and subject to such other terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Agent, and shall include, without limitation, all indebtedness owing pursuant to the Senior Subordinated Debt Documents and any Permitted Disqualified Stock.

                  "Subordinated Debt Documents" shall mean the Senior Subordinated Debt Documents and any other agreement or document evidencing or relating to any Subordinated Debt, whether under the Senior Subordinated Notes or any other Subordinated Debt.

                  "Subsidiary" of any Person shall mean any other Person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such Person or by one or more of the other Subsidiaries of such Person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

                  "Swingline Facility" shall have the meaning specified in
Section 2.1(d).

                  "Swingline Loan" shall mean any loan under Section 2.4 evidenced by a Swingline Note and made by the Agent (including First Chicago/NBD Canada) to a Borrower pursuant to Section 2.1(d).

                  "Swingline Note" shall mean any promissory note of a Borrower evidencing the Swingline Loans in substantially the form of Exhibit G hereto, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "Tax Sharing Agreement" shall mean any tax sharing or similar agreement, if any, entered into between the Company and its Subsidiaries at any time, as amended or modified from time to time.

                  "Term Loan" shall mean the single borrowing under Section 2.4 evidenced by the Term Notes and made to the Company pursuant to Section 2.1(c).

                  "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of each Lender to make a portion of the Term Loan in an amount not exceeding in the aggregate principal amount outstanding at any time the Term Loan Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced by payments on the Term Loan or modified pursuant to Section 8.6.

                  "Term Loan Notes" shall mean the promissory notes of the Company evidencing the Term Loan, in substantially the form of Exhibit H, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "Tooling" shall mean dies, molds, tooling and similar items.

                  "Tooling Contract" shall mean any contract for the fabrication or purchase of Tooling.

                  "Tooling Indebtedness" shall mean all present and future Indebtedness of the Company and its Restricted Subsidiaries the proceeds of which are utilized to finance Tooling for which the sales of such Tooling is covered under specific written purchase orders or agreements between the Company or any Subsidiary and the purchaser of such Tooling, which Indebtedness can be and is being fully serviced by payments for such Tooling so financed and which payments are not in dispute, all as determined by the Agent, and which Indebtedness can be classified as "Tooling Indebtedness" under the Senior Subordinated Debt Documents.

                  "Tooling Revolving Credit Borrowing Base" shall mean as of any day, the sum of (a) an amount equal to 100% of the value of Eligible Deferred Tooling Reimbursement Payments, plus (b) an amount equal to 100% of the value of Eligible Tooling.

                  "Tooling Revolving Credit Commitments" shall mean, with respect to each Lender, the commitment of each such Lender to make Tooling Revolving Credit Loans in amounts not exceeding in the aggregate principal outstanding at any time the Tooling Revolving Credit Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable Assignment and Acceptance, in each case as reduced pursuant to Section 2.2 or modified pursuant to Section 8.6.

                  "Tooling Revolving Credit Loan" shall mean any borrowing under
Section 2.4 evidenced by the Tooling Revolving Credit Notes and made pursuant to
Section 2.1(b) for Tooling Indebtedness.

                  "Tooling Revolving Credit Notes" shall mean the promissory notes of the Company evidencing the Tooling Revolving Credit Loans, in substantially the form annexed hereto as Exhibit I, respectively, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

                  "Tooling Revolving Credit Termination Date" shall mean the earlier to occur of (a) the date on which the maturity of the Tooling Revolving Credit Loans is accelerated pursuant to Section 6.2 and (b) July 31, 2004.

                  "Total Covenant EBITDA" shall mean, for any period, EBITDA for such period, provided that:

                         (a) to adjust for the impact  on Net  Income due to the
General Motors Corporation strike, (i) $3,200,000 shall be added to the amount of EBITDA determined for the second calendar quarter of 1998; (b) (ii) $3,300,000 shall be added to the amount of EBITDA determined for the third calendar quarter of 1998 and (iii) $1,300,000 shall be subtracted from the amount of EBITDA determined for the fourth calendar quarter of 1998;

                         (b) to the extent deducted from such EBITDA and allowed
hereunder, payments by the Company and the Mexican Subsidiaries on the Mexican Facility Obligations shall be added to Total Covenant EBITDA; and

                         (c) for any fiscal quarter ending on or before March
31, 2000, EBITDA, for purposes of determining Total Covenant EBITDA, EBITDA shall be calculated excluding the Mexican Subsidiaries, provided that Total Covenant EBITDA shall be reduced to the extent EBITDA as calculated for the Mexican Subsidiaries only is less than any of the following amounts for the fiscal quarter indicated: (i) negative $900,000 for the fiscal quarter ending March 31, 1999, (ii) negative $800,000 for the fiscal quarter ending June 30, 1999, (iii) negative $600,000 for the fiscal quarter ending September 30, 1999,
(iv) negative $500,000 for the fiscal quarter ending December 31, 1999, and (v) negative $600,000 for the fiscal quarter ending March 31, 2000.

                  "Total Covenant Interest Expense" shall mean, for any period, Interest Expense, plus, to the extent not included in Interest Expense, the interest component of all payments on the Mexican Facility Obligations, for such period.

                  "Total Debt" shall mean, as of any date, each of the following, on a consolidated basis for the Company and its Restricted Subsidiaries without duplication: (a) all Indebtedness for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capital Lease obligations, bankers acceptances or otherwise, including without limitation all assumed Indebtedness and all obligations in respect of the deferred purchase price of properties or assets and the factoring of accounts receivable, in each case whether direct or indirect; plus (b) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; plus (c) all reimbursements obligations under outstanding letters of credit in respect of drafts which may be presented or have been presented and have not yet been paid and are not included in clause (a) above; plus (d) Permitted Disqualified Stock; plus (e) all guarantees and all other Contingent Liabilities with respect to any of the indebtedness, obligations or liabilities described in the foregoing clauses (a), (b), (c) or (d), including without limitation all guarantees and other Contingent Liabilities of the Company or any Restricted Subsidiary with respect to any such indebtedness, obligations or liabilities of any Unrestricted Subsidiaries; less (f) deferred reimbursement tooling indebtedness, i.e., only that portion of Tooling Indebtedness to be paid by the purchaser of the related Tooling in the piece price over the term of the related tooling contract consistent with current practice; less (g) cash equivalents acceptable to the Agent and cash of the Company and its Restricted Subsidiaries, less any book overdrafts, bank overdrafts or similar items.

                  "Total Covenant Obligations" shall mean, as of any date, each of the following, on a consolidated basis for the Company and its Restricted Subsidiaries, without duplication: (a) Total Debt; plus (b) the outstanding amount of all Mexican Facility Obligations.

                  "Total Covenant Obligations to Total Covenant EBITDA Ratio" shall mean, as of the end of any fiscal quarter of the Company, the ratio of (a) Total Covenant Obligations as of the end of such fiscal quarter to (b) Total Covenant EBITDA for the four consecutive fiscal quarters of the Company then ending.

                  "U.S. Advances" shall mean all Loans denominated in Dollars and all Letters of Credit.

                  "U.S. Percentage" of any Lender as of any date, shall mean a fraction (expressed as a percentage), the numerator of which is the difference of (a) the Revolving Credit Commitment of such Lender on such date minus (b) the Canadian Advances made by such Lender (including any Affiliate of such Lender) which are outstanding as of such date, after giving effect to any Canadian Advances to be made as of such date, and the denominator of which is the difference of (i) the aggregate Revolving Credit Commitments of all Lenders minus (ii) the aggregate Canadian Advances which are outstanding as of such date.

                  "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the net pension liability as determined under FAS 87.

                  "Unrestricted Guaranties" shall mean all Contingent Liabilities of the Company or of any Guarantor or other Restricted Subsidiary with respect to any Indebtedness of any Unrestricted Subsidiaries, which Contingent Liabilities shall be deemed outstanding in an amount equal to the maximum amount that could be payable thereunder.

                  "Unrestricted Subsidiary" shall mean any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) which is not a Restricted Subsidiary.

                  "Voting Stock" of a Person shall mean all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar individuals thereof.

                  "Wholly Owned Subsidiary" shall mean a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more other Wholly Owned Subsidiaries.

                  "Working Capital" of any Person shall mean, as of any date, the amount, if any, by which the current assets of such Person exceeds the current liabilities (exclusive of the current portion of long term debt) of such Person, all as determined in accordance with Generally Accepted Accounting Principles.

                  "Year 2000 Issues" shall mean anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Company and its Subsidiaries and of the Company and its Subsidiaries' material customers, suppliers and vendors.

                  "Year 2000 Program" is defined in Section 4.25.

                  1.2 Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Lender", "Lenders", "Company", "Borrowing Subsidiary", "Borrowers" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend
Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Notwithstanding anything herein, in any financial statements of the Company or in Generally Accepted Accounting Principles to the contrary, for purposes of calculating the Applicable Margin and of calculating and determining compliance with the financial covenants (both actual and pro forma) in Sections 5.2(a), (b), (c) and (d), including defined terms used therein, (i) no Unrestricted Subsidiary shall be consolidated with the Company and its other Subsidiaries and each Unrestricted Subsidiary shall be treated as if it were an investment in an unconsolidated Subsidiary and all income, liabilities and assets of each Unrestricted Subsidiary shall be excluded from all such calculations and determinations thereunder except to the extent expressly provided herein, and (ii) any Acquisitions made by the Company or any of its Subsidiaries, including through mergers or consolidations and including the incurrence of all Total Covenant Obligations related thereto and any other related financial transactions, during the period for which such financial covenants were calculated shall be deemed to have occurred on the first day of the relevant period for which such financial covenants and the Applicable Margin were calculated on a pro forma basis acceptable to the Agent. Without limiting the foregoing, EBITDA, Fixed Charges, Interest Expense, Total Covenant EBITDA and Total Covenant Obligations, for purposes of the financial covenants contained in Sections 5.2(b), (c) and (d) and of calculating the Applicable Margin, shall be calculated as if the Cofimeta Acquisition and all Indebtedness incurred in connection therewith shall have occurred on the first day of the relevant period for which such financial covenants and the Applicable Margin were calculated on a pro forma basis acceptable to the Agent.


                                   ARTICLE II.
                     THE COMMITMENTS, THE SWINGLINE FACILITY
                                AND THE ADVANCES

               2.1   Commitments of the Lenders and Canadian and Swingline
Facility.

                     (a)   Revolving Credit Advances.

                           (i)     U.S. Advances. Each Lender  agrees, for
itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Company or any Borrowing Subsidiary pursuant to
Section 2.4 and to participate in Letter of Credit Advances to the Company or any Borrowing Subsidiary pursuant to Section 2.4 and Section 3.3, from time to time from and including the Effective Date to but excluding the Revolving Credit Termination Date, denominated in Dollars and not to exceed in aggregate principal amount at any time outstanding the respective amounts determined pursuant to Section 2.1(e).

                           (ii)    Canadian Advances.  (A)  Each Canadian Lender
agrees, for itsel only, subject to the terms and conditions of this Agreement, to make Canadian Advances to the Company or the Canadian Borrowing Subsidiaries pursuant to Section 2.4, from time to time from and including the Effective Date to but excluding the Revolving Credit Termination Date, denominated in CAD not to exceed an aggregate principal amount at any time outstanding to the Company and the Canadian Borrowing Subsidiaries the respective amounts determined pursuant to Section 2.1(e).

                                   (B)   If on any date a Canadian Advance is to
be made to the Company or a Canadian Borrowing Subsidiary (x) such Canadian Advance may not be made because the aggregate Revolving Credit Commitments of the Canadian Lenders would be exceeded and (y) the amount by which such Revolving Credit Commitments of the Canadian Lenders would be exceeded is less than or equal to the aggregate unused Revolving Credit Commitments of Lenders that are not Canadian Lenders, each Lender that is not a Canadian Lender shall make a U.S. Advance to the Company on such date, if the conditions for such an Advance are satisfied, and the proceeds of such U.S. Advance shall be simultaneously applied to repay the outstanding U.S. Advances of the Canadian Lenders, in each case in amounts such that, after giving effect to such Borrowing and repayments and the Borrowing from the Canadian Lenders of the requested Canadian Advance, the provisions of Section 2.1(e) will not be violated. If any Borrowing of U.S. Advances is required pursuant to this Section 2.1(a)(ii)(B), the Company shall notify the Agent in the manner provided for U.S. Advances in Section 2.4 and the Agent will notify each Lender of the amount to be advanced by such Lender.

                   (b) Tooling Revolving Credit Loans. Each Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Tooling Revolving Credit Loans to the Company or any Borrowing Subsidiary pursuant to Section 2.4 from time to time from and including the Effective Date to but excluding the Tooling Revolving Credit Termination Date, denominated in Dollars or Canadian Dollars and not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(e).

                   (c) Term Loan. Each Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make its portion of the Term Loan to the Company at one time on the Effective Date in an amount equal to its Term Loan Commitment.

                   (d) Swingline Loans. (i) Any Borrower may request the Agent to make, and the Agent may, in its sole discretion, make Swingline Loans to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date in an aggregate principal amount for all Borrowers not to exceed at any time the lesser of (A) the Dollar Equivalent of $30,000,000 (the "Swingline Facility") and (B) the aggregate amount of Revolving Credit Advances that could be but is not borrowed as of such date. Each Lender's Revolving Credit Commitment shall be deemed utilized by an amount equal to such Lender's pro rata share (based on such Lender's Revolving Credit Commitment) of the Dollar Equivalent of each Swingline Loan for purposes of determining the amount of Revolving Credit Advances required to be made by such Lender, but no Lender's (including NBD Bank's) Revolving Credit Commitment, shall be deemed utilized for purposes of determining commitment fees under Section 2.3(a). Swingline Loans shall bear interest at the Floating Rate. Within the limits of the Swingline Facility, so long as the Agent, in its sole discretion, elects to make Swingline Loans, the Borrowers may borrow and reborrow under this Section 2.1(d)(i).

Swingline Loans to the Borrowing Subsidiaries will be made by the Agent through its Affiliate First Chicago/NBD Canada.

                                   (ii)   The Agent may at any time in its sole
and absolute discretion require that any Swingline Loan be refunded by a Revolving Credit Loan which is a Floating Rate Borrowing from the Lenders (or the Canadian Lenders in the case of a Swingline Loan to a Borrowing Subsidiary), and upon written notice thereof by the Agent to such Lenders and the relevant Borrower, such Borrower shall be deemed to have requested a Floating Rate Borrowing in an amount equal to the amount of such Swingline Loan, and such Floating Rate Borrowing shall be made to refund such Swing Line Loan. Each such Lender shall be absolutely and unconditionally obligated to fund its pro rata share (based on such Lender's Revolving Credit Commitment) of such Floating Rate Borrowing or, if applicable, purchase a participating interest in the Swingline Loans pursuant to Section 2.1(d)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender has or may have against the Agent, First Chicago/NBD Canada or the Company or any if its Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, subject to Section 2.1(d)(iii);
(C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (D) any breach of this Agreement or any other agreement by any other Lender, the Company or any Guarantor; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation the Company's failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

                                   (iii)  If Floating Rate Loans may not be made
by the Lenders as described in Section 2.1(d)(ii) due to any Event of Default pursuant to Section 6.1(h) or if the Lenders are otherwise legally prohibited from making such Floating Rate Loans, then effective on the date each such Floating Rate Loan would otherwise have been made, each Lender (or the Canadian Lenders in the case of a Swingline Loan to a Borrowing Subsidiary) severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default or any other circumstances, in lieu of deemed disbursement of Loans, to the extent of such Lender's Revolving Credit Commitment, purchase a participating interest in the Swingline Loans by paying its participation percentage thereof. Each such Lender will immediately transfer to the Agent, in same day funds, the amount of its participation. After such payment to the Agent, each Lender shall share on a pro rata basis (calculated by reference to its Revolving Credit Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any such Lender shall not have so made the amount of such participating interest available to the Agent, such Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (A) in the case of the Borrowers, the interest rate specified above and (B) in the case of such Lender, the Federal Funds Rate for the first five days after the date of demand by the Agent and thereafter at the interest rate specified above.

                          (e)      Limitation on Amount of Advances.
Notwithstanding anything in this Agreement to the contrary, (i) the Dollar Equivalent of the aggregate principal amount of the Revolving Credit Advances made or participated in by any Lender (which for any Lender includes all U.S. Advances and all Canadian Advances by such Lender, whether directly by such Lender or through an Affiliate of such Lender in the case of Canadian Advances) at any time outstanding shall not exceed the amount of its respective Revolving Credit Commitment as of the date any such Advance is made, (ii) the aggregate principal amount of Letter of Credit Advances outstanding at any time shall not exceed $30,000,000 (iii) the aggregate Dollar Equivalent of all Canadian Advances shall not exceed $40,000,000 at any time, (iv) the sum of the Dollar Equivalent of the aggregate Revolving Credit Advances plus the Dollar Equivalent of the aggregate amount of Unrestricted Guaranties shall not exceed the aggregate Revolving Credit Commitments, (v) the sum of the Dollar Equivalent of the aggregate Revolving Credit Advances, plus the aggregate Tooling Revolving Credit Loans, plus the aggregate Dollar Equivalent of the Unrestricted Guaranties, plus the outstanding Swingline Loans and plus the aggregate outstanding amount of the Mexican Facility Tranche A Loans shall not exceed the amount of the Borrowing Base, (vi) the aggregate principal amount of the Tooling Revolving Credit Loans made by any Lender at any time outstanding shall not exceed the amount of its respective Tooling Revolving Credit Commitment as of the date any such Loan is made, (vii) the aggregate Tooling Revolving Credit Loans shall not exceed the amount of the Tooling Revolving Credit Borrowing Base, and (viii) the principal amount of the Term Loan made by any Lender shall not exceed the amount of such Lenders Term Loan Commitment as of the date the Term Loan is made.

                           (f)     Amendment and Restatement. This Agreement
amends and restates the Existing Credit Agreement, and all Advances and Letters of Credit outstanding under the Existing Credit Agreement shall constitute Advances and Letters of Credit under this Agreement and all fees and other obligations accrued under the Existing Credit Agreement will continue to accrue and be paid under this Agreement, subject to the rates and amounts specified in this Agreement. As stated in the Notes and the Security Documents, the Advances and other obligations pursuant hereto are issued in exchange and replacement for the Advances and other obligations under the Existing Credit Agreement, shall not be a novation or satisfaction thereof and shall be entitled to the same collateral, plus additional collateral as specified herein, with the same priority.

                  2.2 Termination and Reduction of Commitments. (a) The Company shall have the right to terminate or reduce the Revolving Credit Commitments or the Tooling Revolving Credit Commitments at any time and from time to time, provided that (i) the Company shall give three Business Days' prior written notice of such termination or reduction to the Agent specifying the amount and effective date thereof, (ii) each partial reduction thereof shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000 and shall reduce such Commitments of all of the Lenders proportionately in accordance with the respective Commitment amounts for each such Lender, (iii) no such termination or reduction shall be permitted with respect to any portion of any such Commitments as to which a request for an Advance pursuant to Section
2.4 is then pending, (iv) the Revolving Credit Commitments may not be terminated if any Revolving Credit Advances are then outstanding and may not be reduced below the principal amount of Revolving Credit Advances and Swingline Loans then outstanding, and (v) the Tooling Revolving Credit Commitments may not be terminated if any Tooling Revolving Credit Loans are then outstanding and may not be reduced below the principal amount of the Tooling Revolving Credit Loans then outstanding. The Revolving Credit Commitments or Tooling Revolving Credit Commitments or any portion thereof terminated or reduced pursuant to this
Section 2.2, whether optional or mandatory, may not be reinstated

                           (b)     For purposes of this Agreement,  a Letter of
Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Loan deemed advanced, if any, in respect of the related reimbursement obligation of the Company.

                  2.3 Fees. (a) The Company agrees to pay to the Agent, for the benefit of each Lender, a facility fee on the daily average amount (whether used or unused) of its respective Revolving Credit Commitment, Tooling Revolving Credit Commitment and Term Loan and the during each calendar quarter or portion thereof, for the period from the Effective Date to but excluding the Revolving Credit Termination Date with respect to the Revolving Credit Commitments, to the Tooling Revolving Credit Termination Date with respect to the Tooling Revolving Credit Commitments and to the Maturity Date with respect to the Term Loan, at a rate equal to the Applicable Margin in effect. Accrued facility fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the Revolving Credit Termination Date, the Tooling Revolving Credit Termination Date and the Maturity Date.

                         (b)   The Company agrees to pay to the Agent (i) with
respect to Letters of Credit, a fee computed at the Applicable Margin calculated on the maximum amount available to be drawn from time to time under a Letter of Credit, which fee shall be paid quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date, which fees shall be for the pro rata benefit of the Lenders and (ii) in addition to all other fees, with respect to all Letters of Credit, a fee computed at the rate of 0.25% per annum calculated on the face amount of each Letter of Credit, which fee shall be paid quarterly in arrears on the last Business Day of each March, June September and December and on the Termination Date, and shall be solely for the account of the Agent. Such fees are nonrefundable. The Company further agrees to pay to the Agent, on demand, such other customary administrative fees, charges and expenses of the Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued. Notwithstanding anything in the Creative Revenue Bond Documents to the contrary, the fees payable for the Creative Letter of Credit shall be governed by this Section 2.3(b).

                         (c)   The Company further agrees to pay to the Agent,
the Arranger and/or their Affiliates such fees in such amounts as may from time to time be agreed upon in writing by the Company, the Agent and the Arranger.

                  2.4 Disbursement of Advances. (a) The applicable Borrower shall give the Agent notice of its request for an Advance in substantially the form of Exhibit J hereto not later than 1:00 p.m. Detroit time (i) three LIBOR Business Days prior to the date such Borrowing is requested to be made if such Borrowing is to be made as a LIBOR Borrowing, (ii) five Business Days prior to the date any Letter of Credit Borrowing is requested to be made, (iii) three Business Days prior to the date such Borrowing is requested to be made if such Borrowing is to be made as an Acceptance Borrowing and (iv) one Business Day prior to the date such Borrowing is requested to be made in all other cases (other than Swingline Loans), which notice shall specify whether a LIBOR Borrowing, Floating Rate Borrowing, Acceptance or Letter of Credit Borrowing is requested and, in the case of each requested LIBOR Borrowing or Acceptance Borrowing, the Interest Period to be initially applicable to such Borrowing and, in the case of each Letter of Credit Borrowing, such information as may be necessary for the issuance thereof by the Agent. The Applicable Borrower shall give the Agent notice of its request for each Swingline Loan in substantially the form of Exhibit K hereto not later than 1:00 p.m. Detroit time on the same Business Day such Swingline Loan is requested to be made. The Agent, not later than the Business Day next succeeding the day such notice is given, shall provide notice of such requested

Borrowing (not including Swingline Loans) to each Lender. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Borrowing or Swingline Loan shall be made available to such Borrower by depositing the proceeds thereof in immediately available funds, in an account maintained and designated by such Borrower at the principal office of the Agent in the case of U.S. Advances and at the principal office of First Chicago/NBD Canada in the case of Canadian Advances. Subject to the terms and conditions of this Agreement, the Agent shall, on the date any Letter of Credit Borrowing is requested to be made, issue the related Letter of Credit on behalf of the Lenders for the account of the Company. Notwithstanding anything herein to the contrary, the Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its reasonable discretion.

                         (b)   Each Lender, on the date any Borrowing is
requested to be made, shall make its pro rata share of such Borrowing available in immediately available funds for disbursement to the applicable Borrower pursuant to the terms and conditions of this Agreement. Unless the Agent shall have received notice from any Lender prior to the date such Borrowing is requested to be made under this Section 2.4 that such Lender will not make available to the Agent such Lender's pro rata portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date such Borrowing is requested to be made in accordance with this
Section 2.4. Each Lender's pro rata share of any U.S. Advance shall be based on its U.S. Percentage, and each Canadian Advance shall be made by the Canadian Lenders (either directly or through an Affiliate) based on its Canadian Percentage. If and to the extent such Lender shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to such Borrower , and such Lender and such Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to such Borrower by the Agent until the date such amount is repaid to the Agent, at the Federal Funds Rate for the first five days after the date such Loan is made and thereafter at the interest rate applicable to such Borrowing during such period. If such Lender shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Lender as a part of such Borrowing for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Lender of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent on the date of any such Borrowing.

                         (c)   All Revolving Credit Loans made under this
Section 2.4 to the Borrowers shall be evidenced by the Revolving Credit Notes issued by the Borrowers, all Tooling Revolving Credit Loans shall be evidenced by the Tooling Revolving Credit Notes issued by the Borrowers, the Term Loan shall be evidenced by the Term Notes issued by the Company and all Swingline Loans under this Section 2.4 shall be evidenced by the Swingline Notes issued by the Borrowers, and all such Loans shall be due and payable and bear interest as provided in Article III. Each Lender is hereby authorized by the Borrowers to record on the schedules attached to the Notes or in its books and records, the date, amount and type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Lender to record, or any error in recording, any such information shall not relieve the Borrowers of their obligations to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Borrowers may borrow Loans under this Section 2.4 and under Section 3.3, prepay Loans pursuant to Section
3.1 and reborrow Revolving Credit Advances and Tooling Revolving Credit Advances, but not the Term Loan, under this Section 2.4 and under Section 3.3.

                         (d)   Nothing in this Agreement shall be construed to
require or authorize any Lender to issue any Letter of Credit, it being recognized that the Agent has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Lenders. Upon each issuance, extension and renewal by the Agent, each Lender shall automatically and unconditionally acquire a pro rata risk participation interest in such Letter of Credit Advance based on the amount of its respective Revolving Credit Commitment, and each Existing Letter of Credit shall be deemed issued hereunder and each Lender shall automatically and unconditionally acquire a pro rata risk participation interest therein based on the amount of its respective Revolving Credit Commitment, upon becoming a Lender hereunder. If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to each Lender promptly after such draft or demand is honored unless the Company shall have satisfied its reimbursement obligation under Section 3.3 by payment to the Agent on such date. Each Lender, on the date of such notice, shall absolutely and unconditionally make its pro rata share (based on its Revolving Credit Commitment) of the amount paid by the Agent available in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Lender shall not have made such pro rata portion available to the Agent, such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the Federal Funds Rate for the first five days after the date of demand by the Agent and thereafter at the interest rate applicable during such period to the Floating Rate Loans. If a Loan has been disbursed in respect to the reimbursement obligation of the Company under Section 3.3 in the case of Letter of Credit, then if such Lender shall pay such amount to the Agent together with such interest, such amount so paid shall constitute a Loan by such Lender as part of such Borrowing disbursed in respect of the reimbursement obligation of the Company under Section 3.3 for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Lender of its obligation to make available its pro rata portion of such amount, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent.

                  2.5 Conditions for First Disbursement. The obligation of the Lenders to make the first Borrowing hereunder is subject to receipt by each Lender and the Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Lender and the Agent:

                         (a)   Charter Documents. Certificates of recent date of
the appropriate authority or official of each Borrower and each Guarantor's respective state or province of organization (listing all charter documents of each Borrower and each Guarantor, respectively, on file in that office if such listing is available) and certifying as to the good standing and existence of each Borrower and each Guarantor, respectively, together with copies of such charter documents of each Borrower and each Guarantor, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and each Guarantor, respectively;

                         (b)   Operating Agreements, By-Laws and Corporate
Authorizations. Copies of the operating agreements or article of incorporation, as the case may be, and by-laws of each Borrower and each Guarantor together with all authorizing resolutions and evidence of other corporate action taken by each Borrower and each Guarantor to authorize the execution, delivery and performance by each

Borrower and each Guarantor of the Loan Documents to which each Borrower and such Guarantor, respectively, is a party and the consummation by each Borrower and such Guarantor, respectively, of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and each Guarantor, respectively;

                         (c)   Incumbency Certificate. Certificates of
incumbency of each Borrower and each Guarantor containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of each Borrower and such Guarantor in connection with the Loan Documents to which each Borrower or such Guarantor is a party and the consummation by each Borrower and such Guarantor of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of each Borrower and each Guarantor, respectively;

                         (d)   Notes. The Notes duly executed on behalf of the
Borrowers for each Lender and the Swingline Notes duly executed on behalf of the Borrowers for the Agent and First Chicago/NBD Canada;

                         (e)   Security  Documents. The Security Agreements duly
executed on behalf of the Company and the Guarantors, the Pledge Agreements duly executed by the Company and, to the extent applicable, each Guarantor and the Guaranties duly executed on behalf of each Guarantor, granting to the Lenders and the Agent the collateral and security intended to be provided pursuant to
Section 2.11, together with:

                               (i)    Recording,  Filing, Etc. Evidence of the
recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Lenders or the Agent may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements, financing statement assignments, financing statement amendments and similar documents which the Lenders and the Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Lenders or the Agent thereunder, together with Uniform Commercial Code record and other searches in such offices as the Lenders or the Agent may request;

                               (ii)   Leased Property; Landlord Waivers.  A
schedule setting forth all real property leased by the Company and each Guarantor, together with copies of the related leases, certified as true and correct as of the Effective Date by a duly authorized officer of the Company, and an agreement of each landlord under such leases, in form and substance acceptable to the Lenders and the Agent, waiving its distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Lenders and the Agent to enter such premises in connection therewith;

                               (iii)  Casualty and Other Insurance.  Evidence
that the casualty and other insurance required pursuant to Section 5.1(c) and the Security Agreements is in full force and effect;

                               (iv)   Stock. The original stock certificates
of any Capital Stock which is required to be pledged pursuant to Section 2.11 and appropriate stock powers, together with any recordings or other filings required by law and any consents and waivers requested by the Agent with respect to the exercise of any rights under the Pledge Agreements, including without limitation any shareholders' and board of directors' consents so requested; and

                               (v)    Environmental Matters.  The Environmental
Certificate duly executed on behalf of the Borrowers and each of the Guarantors;

                         (f)   Legal Opinion.  The favorable written opinion of
Dykema Gossett PLLC, Fasken Campell Godfrey and Salans Hertzfeld & Heilbronn, counsels for the Borrowers and Guarantors, with respect to such matters as the Agent may request;

                         (g)   Consents, Approvals, Etc. Copies of all
governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if none is required, a certificate of such officer to that effect;

                         (h) Fees. Payment of the fees described in Section 2.3(c);

                         (i)   Solvency Certificate.  A solvency certificate
duly executed by the Company and its Subsidiaries in form and substance satisfactory to the Agent;

                         (j)   Subordinated Debt. Evidence satisfactory  to the
Agent, including without limitation legal opinions of the Company's counsel, that all transactions contemplated pursuant to this Agreement, including without limitation making of all Advances and all transactions contemplated pursuant to the Cofimeta Acquisition Documents, are in compliance with, and do not cause any breach or other default under, any of the Senior Subordinated Debt Documents;

                         (k)   Canadian Intercreditor Agreement. The Canadian
Intercreditor Agreement duly executed by all parties thereto, together with any documents required in connection therewith by the Agent;

                         (l)   Mexican Intercreditor Agreement.  The Mexican
Intercreditor Agreement duly executed by all parties thereto, together with any documents required in connection therewith by the Agent;

                         (m)   Mexican Facility.  The Mexican Facility shall
close on or before the Effective Date in accordance with the form of Mexican Facility Documents delivered to the Agent prior to the Effective Date.

                         (n)   Due Diligence.  The satisfactory completion of
the Cofimeta Acquisition and all due diligence with respect to the Company, the Mexican Subsidiaries, Cofimeta, its other Subsidiaries, the Cofimeta Acquisition and the Mexican Facility, including, but not limited to, the satisfactory review of all Mexican Facility Documents and Cofimeta Acquisition Documents, all terms, conditions and provisions of the Mexican Facility and the Cofimeta Acquisition, all final projections, all pro forma and prospective financial statements, all sources and uses statements, pro forma borrowing base and covenant compliance projections and certificates, appraisals, new business awards and contracts of the Company and its Subsidiaries, the organizational structure of the Company and its Subsidiaries after the Mexican Facility and the Cofimeta Acquisition, all environmental matters relating to Cofimeta, the continuance plan relating to Cofimeta and all required court and other approvals required in connection with the Cofimeta Acquisition, and the form and structure, including the financial, legal, accounting, tax and all other aspects of the Mexican Facility and the Cofimeta Acquisition, all of which shall be satisfactory to the Agent and its counsel; and

                         (o)   Miscellaneous.  Such other documents, and
completion of such other matters, as the Agent may reasonably request.

It is acknowledged and agreed by the Borrowers that all Notes, Guaranties, Security Documents and other Loan Documents executed in connection with the Existing Credit Agreement continue in full force and effect and are ratified and confirmed, and, among other terms and provisions contained therein, continue to evidence, secure and guarantee, as the case may be, all of the Advances and Lender Indebtedness and shall be considered Notes, Guaranties, Security Documents and Loan Documents as defined herein, provided that the Borrowers agree to execute and deliver, and cause each of their Subsidiaries to execute and deliver, all appropriate amendments and other documents, if any, and additional Security Documents and other Loan Documents as may be required by the Agent in connection herewith, and all such additional agreements and documents shall be promptly executed and delivered to the Agent, and no event later than 10 days after requested by the Agent.

                  2.6 Further Conditions for Disbursement. The obligation of the Lenders to make any Advance (including the first Advance), or any continuation or conversion under Section 2.7, is further subject to the satisfaction of the following conditions precedent:

                         (a)   The  representations and warranties contained
herein and in the other Loan Documents shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

                         (b)   No Default or Event of Default shall exist or
shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made);

                         (c)   The Agent shall have received the Borrowing Base
Certificate if required pursuant to Section 5.1(d)(v) as of the close of business on the last day of the month next preceding the date such Advance is made; and

                         (d)   In the case of any Letter of Credit Advance, the
Company shall have delivered to the Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of the Company; and

                         (e)   In the case of any Acceptance, the Borrowing
Subsidiary shall have delivered all documents and agreements required pursuant to Section 3.4.

The Borrowers shall be deemed to have made a representation and warranty to the Lenders at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b). For purposes of this Section 2.6 the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii).

                  2.7 Subsequent Elections as to Borrowings. The applicable Borrower may elect (a) to continue a LIBOR Borrowing, or a portion thereof, as a LIBOR Borrowing or (b) to convert a LIBOR Borrowing or a portion thereof to a Floating Rate Borrowing, (c) to convert a Floating Rate Borrowing to a LIBOR Borrowing, (d) to continue an Acceptance or a portion thereof, as an Acceptance or (e) to convert an Acceptance or a portion thereof to a Floating Rate Borrowing, in each case by giving notice thereof to the Agent (with sufficient executed copies for each Lender) in substantially the form of Exhibit L hereto not later than 1:00 p.m. Detroit time three LIBOR Business Days prior to the date any such continuation of or conversion to a LIBOR Borrowing is to be effective, not later than 1:00 p.m. Toronto time three Business Days prior to the date any such continuation of or conversion to an Acceptance is to be effective and not later than 1:00 p.m. Detroit time one Business Day prior to the date of any such continuation or conversion is to be effective in all other cases, provided that an outstanding LIBOR Borrowing or Acceptance Borrowing may only be converted on the last day of the then current Interest Period with respect to such Borrowing, and provided, further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a LIBOR Borrowing or Acceptance Borrowing is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent, not later than the Business Day next succeeding the day such notice is given, shall provide notice of such election to the Lenders. If the applicable Borrower shall not timely deliver such a notice with respect to any outstanding LIBOR Borrowing or Acceptance Borrowing, such Borrower shall be deemed to have elected to convert such LIBOR Borrowing or Acceptance Borrowing to a Floating Rate Borrowing on the last day of the then current Interest Period with respect to such Borrowing.

                  2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, (a) if, upon receiving a request for a LIBOR Borrowing pursuant to Section 2.4, or a request for a continuation of a LIBOR Borrowing or a request for a conversion of a Floating Rate Borrowing to a LIBOR Borrowing pursuant to Section 2.7, (i) deposits in Dollars for periods comparable to the LIBOR Interest Period elected by the Company are not available to any Lender in the relevant interbank market, or
(ii) LIBOR will not adequately and fairly reflect the cost to any Lender of making, funding or maintaining the related LIBOR Loan or (iii) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for, or shall limit or impair the ability of, any Lender to make or fund the relevant Loan or to so continue or convert such Loan then the Company shall not be entitled, so long as such circumstances continue, to request such a Borrowing pursuant to Section 2.4 or a continuation of or conversion to such a Borrowing pursuant to Section 2.7 and (b) if the Agent shall have determined that by reason of circumstances affecting the money market, there is no market for Acceptances, then the right of the Borrowing Subsidiaries to request Acceptances and the acceptance thereof shall be suspended until the Agent determines that the circumstances causing such suspension no longer exists and the Agent so notifies the Borrowing Subsidiaries. In the event that such circumstances no longer exist, the Lenders shall again consider requests for such Borrowings pursuant to Section 2.4, and requests for continuations of and conversions to such Borrowings pursuant to
Section 2.7.

                  2.9 Minimum Amounts; Limitation on Number of Borrowings; Etc. Except for (a) Borrowings which exhaust the entire remaining amount of the relevant Commitments, and (b) payments required pursuant to Section 3.1(c), each Floating Rate Borrowing denominated in Dollars and each prepayment thereof shall be in a minimum amount of $500,000 and in an integral multiple of $100,000, each LIBOR Borrowing and each continuation or conversion thereof pursuant to Section
2.7 shall be in a minimum amount of $2,000,000 and in an integral multiple of $500,000, each Letter of Credit Advance shall be in a minimum amount of $100,000, each Floating Rate Borrowing denominated in CAD and each prepayment thereof shall be in a minimum amount of CAD $500,000 and in integral multiple of CAD $100,000, and each Acceptance and each continuation or conversion thereof pursuant to Section 2.7 shall be in a minimum amount of CAD $2,000,000 and in an integral multiple of CAD $500,000. The aggregate number of LIBOR Borrowings and Acceptance Borrowings outstanding at any one time under this Agreement may not exceed eight (8). The aggregate number of Letter of Credit Advances outstanding at any time under this Agreement may not exceed five
(5). No Letter of Credit shall have a stated expiry date later than the earlier to occur of (i) the first anniversary of its date of issuance or (ii) the fifth Business Day before the Revolving Credit Termination Date.

                  2.10 Borrowing Base Adjustments. The Borrowers agree that if at any time any trade account receivable, fixed asset, tooling reimbursement obligation or any inventory of the Borrowers or any Guarantor fails to constitute Eligible Accounts Receivable, Eligible Fixed Assets, Eligible Inventory, Eligible Tooling or Eligible Deferred Tooling Reimbursement Payments, as the case may be, for any reason, the Agent may, at any time upon written notice to the Company and notwithstanding any prior classification of eligibility, classify such asset or property as ineligible and exclude the same from the computation of the Borrowing Base without in any way impairing the rights of the Lenders and the Agent, in and to the same under the Security Agreements. The Borrowers agree that real estate shall only be included in the Borrowing Base if the Borrowers shall have delivered an appraisal acceptable to the Agent performed by an independent third party appraiser acceptable to the Agent; it being acknowledged that any real estate appraisals delivered prior to the Effective Date are acceptable to the Agent.

                  2.11 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Borrowers under this Agreement, any Hedging Agreement or any other Loan Document to the Lenders and the Agent and of the Company under the Mexican Facility Tranche A Guaranty, the Company shall execute and deliver, or cause to be executed and delivered, to the Agent Security Documents granting the following:

                         (a)   Security interests in all present and future
accounts, inventory, equipment, general intangibles, instruments, chattel paper, documents, fixtures and all other personal property of each Borrower and each Guarantor, which security interests shall secure all present and future indebtedness, obligations and liabilities of each of the Borrowers to the Lenders and the Agent, provided that such security interests granted by any Borrower which is a Foreign Subsidiary and not a Canadian Subsidiary shall secure only the present and future indebtedness, obligations and liabilities of such Borrower to the Lenders and the Agent.

                         (b)   Guarantees of all Guarantors, which Guarantees
shall guarantee all present and future indebtedness, obligations and liabilities of the Borrowers to the Lenders and the Agent.

                         (c)   (i)  Pledges of 100% of the Capital Stock of all
Domestic Subsidiaries and Canadian Subsidiaries which are Restricted Subsidiaries owned directly or indirectly by the Company and (ii) pledges of 65% of the Capital Stock of Foreign Subsidiaries which are not Canadian Subsidiaries and are Restricted Subsidiaries and are owned by the Company or any Domestic Subsidiaries, provided that such pledges granted by any Borrower which is a Foreign Subsidiary and not a Guarantor shall secure only the present and future indebtedness, obligations and liabilities of such Borrower to the Lenders and the Agent.

                      (d) Liens on all present and future real property of each Borrower and Guarantor, other than the real property of Lobdell to the extent Lobdell is prohibited from granting such a Lien under the existing terms of the Lobdell Preferred Stock Documents, provided that such Liens granted by any Borrower which is a Foreign Subsidiary and not a Canadian Subsidiary shall secure only the present and future indebtedness, obligations and liabilities of such Borrower to the Lenders and the Agent. The Borrowers acknowledge and agree that they will, and will cause each Guarantor, to execute and deliver on or before June 15, 1999, all mortgages, deeds of trust, mortgagee title policies, surveys and other documents reasonably required by the Agent in connection with the granting of a first priority lien and security interest on the real property described in this Section 2.11(d).

                      (e) All other security and collateral described in the Security Documents.


                                  ARTICLE III.
                      PAYMENTS AND PREPAYMENTS OF ADVANCES

               3.1    Principal Payments and Prepayments.

                      (a) Unless earlier payment is required under this Agreement, the Borrowers shall pay to the Lenders on the Revolving Credit Termination Date the entire outstanding principal amount of the Revolving Credit Advances.

                      (b) Unless earlier payment is required under this Agreement, the Borrowers shall pay the Lenders on the Tooling Revolving Credit Termination Date the entire principal amount of the Tooling Revolving Credit Loans.

                      (c) The Company shall pay to the Agent for the pro rata account of each Lender the unpaid principal amount of the Term Loan in 22 quarterly principal payments as follows:


--------------------------------------------------------------------------------
Payment Date                                              Principal Installment
--------------------------------------------------------------------------------
July 31, 1999                                             $500,000
--------------------------------------------------------------------------------
October 31, 1999                                          $500,000
--------------------------------------------------------------------------------
January 31, 2000                                          $500,000
--------------------------------------------------------------------------------
April 30, 2000                                            $1,125,000
--------------------------------------------------------------------------------
July 31, 2000                                             $1,125,000
--------------------------------------------------------------------------------
October 31, 2000                                          $1,125,000
--------------------------------------------------------------------------------
January 31, 2001                                          $1,125,000
--------------------------------------------------------------------------------
April 30, 2001                                            $1,500,000
--------------------------------------------------------------------------------
July 31, 2001                                             $1,500,000
--------------------------------------------------------------------------------
October 31, 2001                                          $1,500,000
--------------------------------------------------------------------------------
January 31, 2002                                          $1,500,000
--------------------------------------------------------------------------------
April 30, 2002                                            $1,500,000
--------------------------------------------------------------------------------
July 31, 2002                                             $1,500,000
--------------------------------------------------------------------------------
October 31, 2002                                          $1,500,000
--------------------------------------------------------------------------------
January 31, 2003                                          $1,500,000
--------------------------------------------------------------------------------
April 30, 2003                                            $1,875,000
--------------------------------------------------------------------------------
July 31, 2003                                             $1,875,000
--------------------------------------------------------------------------------
October 31, 2003                                          $1,875,000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
January 31, 2004                                          $1,875,000
--------------------------------------------------------------------------------
April 30, 2004                                            $2,250,000
--------------------------------------------------------------------------------
July 31, 2004                                             $2,250,000
--------------------------------------------------------------------------------


            The Term Loan shall be paid in full on the Maturity Date.

                           (d)      In addition to all other payments of the
Advances required hereunder, the Borrowers shall prepay the Advances by an amount equal to 100% of all of the Net Cash Proceeds, payable upon receipt of such Net Cash Proceeds, from any sale or other disposition of any assets (exclusive of the sale of inventory and the factoring of accounts receivable to the extent permitted under Section 5.2(e)(x) in the ordinary course of business upon customary credit terms, sales of scrap or obsolete material or equipment which are not material in the aggregate and transfers of assets to the Mexican Subsidiaries to the extent permitted by Section 5.2(l)(v)), in excess of $2,000,000 in aggregate amount in any fiscal year, provided that (i) the Borrowers shall not be required to prepay the Advances from the Net Cash Proceeds from the sale or any disposition of assets if such Net Cash Proceeds will be used within 180 days (or 360 days if such sale involves the Planned Asset Sales) of their receipt to purchase similar assets of comparable value and
(ii) the Borrower shall not be required to prepay the Advances in connection with the transfer of any assets to a joint venture in accordance with Section 5.2(l) and it is acknowledged that the Borrowing Base shall be immediately decreased by the value of such assets being transferred which were included in the Borrowing Base. The Company shall provide a certificate to the Agent within 20 days after each sale of assets, which, but for the above proviso, would cause a prepayment under this Section 3.1(d), which certificate shall describe such sale of assets and estimate when such Net Cash Proceeds will be used to purchase similar assets of comparable value; and if such Net Cash Proceeds are not used within 180 days (or 360 days if such sale involves the Planned Asset Sales) after such sale or such earlier date when the Company has determined not to purchase similar assets of comparable value with such Net Cash Proceeds the Company will then prepay the Advances with such Net Cash Proceeds. Notwithstanding the foregoing, upon and during the continuance of any Event of Default, 100% of all the Net Cash Proceeds from any sale or other disposition of any assets shall be used to prepay the Advances. Such mandatory prepayments shall be applied first to the Term Loan (applied pro rata to all remaining principal installments on the Term Loan) until paid in full, and thereafter applied pro rata to the other Advances, provided that such prepayments on the Advances other than the Term Loans will not reduce the Commitments relating thereto.

                           (e)      The Company may at any time and from time to
time prepay all or a portion of the Loans, without premium or penalty, provided that (i) the Company may not prepay any portion of any Borrowing as to which an election for a continuation of or a conversion to a LIBOR Borrowing or Acceptance Borrowing is pending pursuant to Section 2.7, and (ii) unless earlier payment is required under this Agreement, any LIBOR Borrowing or Acceptance Borrowing may only be prepaid on the last day of the then current Interest Period with respect to such Borrowing.

                           (f)      In addition to all other  payments of
Advances required hereunder, if at any time the aggregate outstanding principal amount of the Advances shall exceed any of the limits provided under Section 2.1(e), the Borrowers shall forthwith pay to the Lenders an amount for application to the outstanding principal amount of the Loans, or provide to the Lenders cash collateral in respect of outstanding Letters of Credit in an amount, such that the aggregate amount of such payments with respect to the Loans and such cash collateral is not less than the amount of such excess.

                  3.2 Interest Payments. The Borrowers shall pay interest to the Lenders on the unpaid principal amount of each Loan made to them, for the period commencing on the date such Loan is made until such Loan is paid in full, son each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at, in the case of Swingline Loans, the Floating Rate and, in all other cases, the following rates per annum:

                          (a)   During such periods that such Loan is a
Floating Rate Loan, the Floating Rate.

                          (b)   During such periods that such Loan is a LIBOR
Loan, the LIBOR applicable to such Loan for each related LIBOR Interest Period.

                          (c)   During such periods such Loan is a BA Equivalent
Loan, the applicable rate specified in Section 3.4.

Notwithstanding the foregoing, the Borrowers shall pay interest on demand by the Agent at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Borrowers hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

For the purposes of the Interest Act (Canada) and Canadian Advances hereunder:

                  (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (X) the applicable rate based on a year of 360 days or 365 days, as the case may be, (Y) multiplied by the actual number of days in the relevant calendar year, and (Z) divided by 360 or 365 as the case may be;

                  (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and

                  (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                  3.3 Letters of Credit and Acceptances. (a) (i) The Borrowers agree to pay to the Lenders, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit and on the maturity date of each Bankers' Acceptance, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and Bankers' Acceptances, an amount equal to the face value of each Bankers' Acceptance accepted by such Lender maturing on that day (notwithstanding that a Lender may be the holder thereof at maturity) and all reasonable expenses paid or incurred by the Agent relative thereto. Unless the Borrowers shall have made such payment to the Lenders on such day, upon each such payment by the Agent with respect to a Letter of Credit and each such maturity date of each Banker's Acceptance, the Agent shall be deemed to have disbursed to the relevant Borrowers, and such Borrowers shall be deemed to have elected to satisfy its reimbursement and payment obligation by, a Revolving Credit Borrowing in the appropriate currency bearing interest at the Floating Rate for the account of the relevant Lenders in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit or in the face value of such Banker's Acceptance then maturing. Such Revolving Credit Borrowing shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article II hereof and, to the extent of the Revolving Credit Borrowing so disbursed, the reimbursement and payment obligation of the Company under this Section 3.3(a)(i) shall be deemed satisfied; provided, however, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

                          (ii)  If, for any reason (including without limitation
as a result of the occurrence of an Event of Default with respect to the Company pursuant to Section 6.1(g)), Floating Rate Loans may not be made by the Lenders as described in Section 3.3(a)(i), then (A) the Borrowers agree that each amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Agent, at the interest rate then applicable to Floating Rate Borrowings, and (B) effective on the date each such Floating Rate Borrowing would otherwise have been made, each Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of Floating Rate Loans, to the extent of such Lender's Revolving Credit Commitment in the case of Letters of Credit, purchase a participating interest in each reimbursement amount paid by the Agent with respect to Letters of Credit. Each Lender will immediately transfer to the Agent, in same day funds, the amount of its participation. Each Lender shall share on a pro rata basis (calculated by reference to its Revolving Credit Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to the Agent, such Lender and the Borrowers severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of the Borrowers, the interest rate then applicable to Floating Rate Borrowings and (y) in the case of such Lender, the Federal Funds Rate for the first five days after the date of demand by the Agent and thereafter at the interest rate then applicable to Floating Rate Borrowings.

                          (b)   The reimbursement and other payment obligations
of the Borrowers under this Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Borrowers to the Lenders hereunder shall have been satisfied, and such obligations of the Borrowers shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Borrowers:

                                (i)     Any lack of validity or enforceability
of any Letter of Credit, Acceptance or any documentation relating to any Letter of Credit, any Acceptance or to any transaction related in any way thereto (the "Documents");

                                (ii)    Any amendment, modification, waiver,
consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Documents;

                                (iii)   The existence of any claim, setoff,
defense or other right which the Company or any of its Subsidiaries may have at any time against any beneficiary or any transferee of any Letter of Credit or Acceptance (or any Persons or entities for whom any such beneficiary, transferee or holder may be acting), the Agent or any Lender or any other Person or entity, whether in connection with any of the Documents, the transactions contemplated herein or therein or any unrelated transactions;

                                (iv)    Any draft or other statement or document
presented under any Letter of Credit or Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                (v)     Payment by the Agent to the beneficiary
under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                                (vi)    Any failure, omission, delay or lack on
the part of the Agent or any Lender or any party to any of the Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Lender or any such party under this Agreement or any of the Documents, or any other acts or omissions on the part of the Agent, any Lender or any such party;

                                (vii)   Any defense based on the lack of
presentment for payment and any other defense to payment of any amounts due to a Lender in respect of any Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Acceptance being held, at the maturity thereof, by such Lender in its own right;

                                (viii)  Any other event or circumstance that
would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Company from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

                  No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary or holder of any Letter of Credit or Acceptance shall be available hereunder to any Borrower against the Agent or any Lender. Nothing in this Section 3.3 shall limit the liability, if any, of the Agent and the Lenders to the Company pursuant to Section 8.5(b).

                  3.4 Additional Terms for Acceptances. Subject to the terms and conditions hereof, upon giving to the Agent prior written notice in accordance with Section 2.4 hereof, on any Business Day a Borrowing Subsidiary may borrow from the Canadian Lenders by way of Acceptances, provided that:

                          (a) (i)  each Lender shall have received a Bankers'
Acceptance or Bankers' Acceptances in the aggregate principal amount of such Borrowing from such Lender in due and proper form duly completed and executed by the Borrowing Subsidiary and presented for acceptance to such Lender prior to 10:00 a.m. (Toronto time) on the date for such Borrowing, together with such other document or documents as such Lender may reasonably require (including the execution by the Borrowing Subsidiary of such Lender's usual form of bankers' acceptances) and the Acceptance Fee shall have been paid to such Lender at or prior to such time;

                                   (ii)    each Bankers' Acceptance shall be
stated to mature on a Business Day, no later than the Revolving Credit Termination Date, which is 30, 60 or 90 days from the date of its acceptance;

                                   (iii)   each Bankers' Acceptance shall be
stated to mature on a Business Day in such a way that no Lender will be required to incur any costs for the redeployment of funds as a consequence of any repayment required during any period for which such Bankers' Acceptance is outstanding;

                                (iv)    no days of grace shall be permitted on
any Bankers' Acceptance; and

                                (v)     the aggregate face amount of the
Bankers' Acceptances to be accepted by a Lender shall be determined by the Agent by reference to the respective relevant Revolving Credit Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Lender would not be $100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Agent in its sole discretion to $100,000 or the nearest whole multiple of that amount, as appropriate.

                          (b)   Each Borrowing Subsidiary acknowledges, agrees
and confirms that each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any Acceptance accepted and purchased by it hereunder. Each Borrowing Subsidiary acknowledges, agrees and confirms with the Lenders that the records of each Lender in respect of payment of any Banker's Acceptance by such Lender shall be binding on the Borrowing Subsidiary and shall be conclusive evidence (in the absence of manifest error) of a Floating Rate Loan to the Borrowing Subsidiary and of an amount owing by the Borrowing Subsidiary to such lender.

                          (c)   In the event a Lender is unable to accept
Bankers' Acceptances, such Lender shall have the right at the time of accepting drafts to require the Borrowing Subsidiary to accept a Loan from such Lender in lieu of the issue and acceptance of a Bankers' Acceptance requested by the Borrowing Subsidiary to be accepted so that there shall be outstanding while the Bankers' Acceptances are outstanding BA Equivalent Loans from such Lender as contemplated herein. The principal amount of each BA Equivalent Loan shall be that amount which, when added to the amount of interest (calculated at the applicable Discount Rate) which will accrue during the BA Equivalent Interest Period shall be equal, at maturity, to the face amount of the drafts which would have been accepted by such Lender had it accepted Bankers' Acceptances. The "BA EQUIVALENT INTEREST PERIOD" for each BA Equivalent Loan shall be equal to the Interest Period of the drafts presented for acceptance as Bankers' Acceptances on the relevant date of Borrowing. On the relevant date of the Borrowing the Borrowing Subsidiary shall pay to the Agent a fee equal to the Acceptance Fee which would have been payable to such Lender if it were a Lender accepting drafts having a term to maturity equal to the applicable BA Equivalent Interest Period and an aggregate face amount equal to the sum of the principal amount of the BA Equivalent Loan and the interest payable thereon by the Borrowing Subsidiary for the Applicable BA Equivalent Interest Period. The provisions of this Agreement dealing with Bankers' Acceptances shall apply, mutatis mutandis, to BA Equivalent Loans.

                          (d)   Each Bankers' Acceptance issued pursuant to this
Agreement shall be purchased by the Lender accepting such Bankers' Acceptance for the Discounted Proceeds thereof. Concurrent with the acceptance of each Bankers' Acceptance, each Lender shall make available to the Agent the Discounted Proceeds thereof for disbursement to the Borrowing Subsidiary in accordance with the terms hereof. In each case, upon receipt of such Discounted Proceeds from the Lenders and upon fulfilment of the applicable conditions set forth herein, the Agent shall make such funds available to the Borrowing Subsidiary in accordance with this Agreement. Upon each issue of Bankers' Acceptances as a result of the conversion of outstanding Borrowings into Bankers' Acceptances, the Borrowing Subsidiary shall, concurrently with the conversion, pay in advance to the Agent on behalf of the Lenders, the amount by which the face value of such Bankers' Acceptances exceeds the Discounted Proceeds of such Bankers' Acceptances, to be applied against the principal amount of the Borrowing being so converted. The Borrowing Subsidiary shall at the same time pay to the Agent the applicable Acceptance Fee.

                          (e)   To enable the Lenders to make Advances in the
manner specified in this Section 3.4, the Borrowing Subsidiary shall, in accordance with the request of each Lender either (i) provide a power of attorney to complete, sign, endorse and issue Bankers' Acceptances, in such form as such Lender may require; or (ii) supply each Lender with such number of drafts as such Lender may reasonably request, duly endorsed and executed on behalf of the Borrowing Subsidiary. Each Lender shall exercise such care in the custody and safekeeping of drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Lender will, upon request by the Borrowing Subsidiary, promptly advise the Borrowing Subsidiary of the number and designations, if any, of the uncompleted drafts then held by it.

                  3.5 Payment Method. (a) All payments with respect to U.S. Advances to be made by the Borrowers hereunder will be made in Dollars and all payments with respect to Canadian Advances to made by the Borrowers hereunder shall be made in CAD, and in each case in immediately available funds to the Agent for the account of the relevant Lenders at its address referred to in
Section 8.2 not later than 1:00 p.m. Detroit time on the date on which such payment shall become due and, with respect to Canadian Advances, to First Chicago/NBD Canada for the account of the relevant Lenders at its address referred to in Section 8.2 not later than 1:00 p.m. Toronto time on the date on which such payment shall become due. Payments received after 1:00 p.m. shall be deemed to be payments made prior to 1:00 p.m. on the next succeeding Business Day. The Borrowers hereby authorize the Agent (including First Chicago/NBD Canada) to charge their accounts with the Agent (including First Chicago/NBD Canada) in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such accounts for that purpose).

                          (b)   At the time of making each such payment, the
Borrowers shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Borrowing or other obligation of the Borrowers hereunder to which such payment is to be applied. In the event that the Borrowers fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion.

                          (c)   On the day such payments are deemed received,
the Agent shall remit to the Lenders their pro rata shares of such payments in immediately available funds. In the case of payments of principal and interest on any Borrowing, such pro rata shares shall be determined with respect to each such Lender by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Lenders included in such Borrowing, in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Agent's fees and amounts payable to any Lender under Section 3.8), such pro rata shares shall be determined with respect to each such Lender by the ratio which the Commitments of such Lender bears to the Commitments of all the Lenders or such other pro rata shares as specified in this Agreement.

                  3.6 No Setoff or Deduction. Subject to Section 3.11, all payments of principal of and interest on the Advances and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. Subject to Section 3.11, if any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the Borrowers will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder and, in any such case, the Borrowers will furnish to the Lenders certified copies of all tax receipts evidencing the payment of such amounts within 45 days after the date any such payment is due pursuant to applicable law.

                  3.7 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days (or 365 days when determining the Floating Rate or rates or fees with respect to Acceptances) for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

                  3.8 Additional Costs. (a) In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (i) affect the basis of taxation of payments to any Lender or the Agent of any amounts payable by the Borrowers under this Agreement (other than taxes imposed on the overall net income of any Lender or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Lender or the Agent, as the case may be, has its principal office), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender or the Agent, or (iii) shall impose any other condition with respect to this Agreement, or any of the Commitments, the Notes or the Loans or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Lender or the Agent, as the case may be, of making, funding or maintaining any LIBOR Loan Acceptance, or any Letter of Credit or to reduce the amount of any sum receivable by any Lender or the Agent, as the case may be, thereon, then the Borrowers shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any LIBOR Loan, such Lender or the Agent is not compensated therefor in the computation of the interest rate applicable to such LIBOR Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent, as the case may be, to the relevant Borrower, shall be prima facie evidence thereof.

                          (b)   In the event that any applicable law, treaty or
other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or the Agent (or any corporation controlling such Lender or the Agent) and such Lender or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Lender's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Lender or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Agent to be material, then the Borrowers shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or the Agent reasonably determines to be allocable to the existence of such Lender's or the Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent to the relevant Borrower, shall be prima facie evidence thereof.

                  3.9 Illegality and Impossibility. In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Lender to maintain any Loan under this Agreement, the relevant Borrower shall upon receipt of notice thereof from such Lender repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Lender under Section 3.10, (a) on the last day of the then current Interest Period applicable to such Loan if such Lender may lawfully continue to maintain such Loan to such day, or (b) immediately if such Lender may not continue to maintain such Loan to such day.

                  3.10 Indemnification. If any Borrower makes any payment of principal with respect to any LIBOR Loan on any other date than the last day of a LIBOR Interest Period applicable thereto (whether pursuant to Section 3.1(c),
Section 3.9, Section 6.2 or otherwise), or if any Borrower fails to borrow any LIBOR Loan after notice has been given to the Lenders in accordance with Section 2.4, or if any Borrower fails to make any payment of principal or interest in respect of a LIBOR Loan when due, such Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by each such Lender, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Lender shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Lender and submitted by such Lender to the relevant Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Lender under this Section 3.10 shall be made as though such Lender shall have actually funded or committed to fund the relevant LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan in the relevant market and having a maturity comparable to the related Interest Period and through the transfer of such deposit to a domestic office of such Lender in the United States; provided, however, that such Lender may fund any LIBOR Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.10.

                  3.11    Taxes. (a) Each Lender (which, for purposes of this
Section 3.11, shall not include any Affiliate of such Lender used to make Canadian Advances hereunder) that is not organized and incorporated under the laws of the United States or any State thereof making U.S. Advances agrees to file with the Agent and the Company, in duplicate, (a) on or before the later of
(i) the Effective Date and (ii) the date such Lender becomes a Lender under this Agreement and (b) thereafter, for each taxable year of such Lender (in the case of a Form 4224) or for each third taxable year of such Lender (in the case of any other form) during which interest or fees arising under this Agreement and the Notes are received, unless not legally able to do so as a result of a change in the United States income tax enacted, or treaty promulgated, after the date specified in the preceding clause (a), on or prior to the immediately following due date of any payment by the Company hereunder, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from United States withholding taxes), if and as provided by the Code or other pronouncements of the United States Internal Revenue Service, and such Lender warrants to the Company that the form so filed will be true and complete; provided that such Lender's failure to complete and execute such Form 4224 or Form 1001, or Form W-8 or Form W-9, as the case may be, and any such additional form (or any successor form or forms) shall not relieve the Company of any of its obligations under this Agreement, except as otherwise provided in this
Section 3.11.

                           (b)      Notwithstanding  anything  herein to the
contrary, for any period with respect to which a Lender has failed to provide the Company with the appropriate form pursuant to Section 3.11(a) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.6 with respect to withholding taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to withholding because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                           (c)      Each  Canadian  Lender  that  is  created
or organized under the laws of a jurisdiction other than Canada or a Province thereof making Canadian Advances shall deliver, or have its designated Affiliate to be used to make Canadian Advances deliver, to the Company and the Agent on the Effective Date (or on the date on which such Canadian Lender becomes a Lender hereunder), evidence that the Minister of National Revenue is satisfied that payments made to such Lender hereunder are not subject to Taxes pursuant to Regulation 805(2) of the Income Tax Act ("Evidence of Canadian Tax Exemption"). In addition, from time to time after the Effective Date (or the date on which such Canadian Lender becomes a Lender hereunder) upon the reasonable request of the Company, each such Canadian Lender further agrees to deliver to the Company and the Agent further Evidence of Canadian Tax Exemption, unless any change in treaty, law, regulation or official interpretation thereof prevents such Lender from duly providing same. Notwithstanding anything in this Section 3.11 to the contrary, the Company shall not have any obligation to pay any withholding taxes or to indemnify any Canadian Lender for any withholding taxes to the extent that such taxes result from the failure of such Lender to comply with its obligations under this paragraph.

                           (d)      Notwithstanding  anything  herein to the
contrary, for any period with respect to which a Canadian Lender has failed to provide the Company with the appropriate form pursuant to Section 3.11(c) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Canadian Lender shall not be entitled to indemnification under Section 3.6 with respect to withholding taxes imposed by Canada; provided however, that should a Canadian Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to withholding taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                       (e)      If any Borrower is required to pay
additional amounts to or for the account of any Lender pursuant to Section 3.6, and each Lender which is not a Canadian Lender shall be entitled to such amounts if it is ever required to make or participate in Canadian Advances under this Agreement, then such Lender will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender. For the purposes of making any Canadian Advances, any Lender may designate any Affiliate of such Lender in Canada to make such Canadian Advances on its behalf, provided that such designation is made in writing to the Agent and the Borrowers. Upon such designation, such Affiliate shall have all rights as a Lender with respect to such Canadian Advances.

                  3.12 Substitution of Lender. If (i) the obligation of any Lender to make or maintain LIBOR Loans has been suspended pursuant to Section
3.9 when not all Lenders' obligations have been suspended, (ii) any Lender has demanded compensation under Section 3.8 when all Lenders have not done so or
(iii) any Lender is a Defaulting Lender, the Company shall have the right, if no Default or Event of Default then exists, to replace such Lender (a "Replaced Lender") with one or more other lenders (collectively, the "Replacement Lender") acceptable to the Agent, provided that (x) at the time of any replacement pursuant to this Section 3.12, the Replacement Lender shall enter into one or more Assignment and Acceptances, pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Advances and other obligations of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and
(B) the amount of all accrued, but theretofore unpaid, fees owing to the Replaced Lender under Section 2.3, (y) the Company shall pay any amount which would be payable by the Company to the Replaced Lender pursuant to Section 3.10 if the Company prepaid at the time of such replacement all of the Loans of such Replaced Lender outstanding at such time, and (z) all obligations of the Company then owing to the Replaced Lender (other than those specifically described in clause (x) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptances, the payment of amounts referred to in clauses (x),
(y) and (z) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement (including without limitation Sections 3.10 and 8.5) shall continue to govern the rights and obligations of a Replaced Lender with respect to any Loans made or any other actions taken by such lender while it was a Lender. Nothing herein shall release any Defaulting Lender from any obligation it may have to any Borrower, the Agent or any other Lender.



                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

                  The Borrowers represent and warrant to the Lenders and the Agent that:

                  4.1 Corporate Existence and Power. Each of the Borrowers and the Guarantors is a corporation or other organization duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except for jurisdictions where their failure to be so qualified would not result in any Material Adverse

Effect. Each of the Company and the Guarantors has all requisite corporate or other organizational power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by this Agreement.

                  4.2 Corporate Authority. The execution, delivery and performance by each of the Borrowers and the Guarantors of the Loan Documents to which each of them is a party have been duly authorized by all necessary corporate or other organizational action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Borrower's or such Guarantor's charter, operating agreement or by-laws, or of any contract or undertaking to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or any of their property may be bound or affected and will not result in the imposition of any Lien on any of such Borrower's or such Guarantor's property or of any of such Borrower's or such Guarantor's property, except for Permitted Liens.

                  4.3 Binding Effect. These Loan Documents to which each of the Borrowers and the Guarantors is a party are the legal, valid and binding obligations of such Borrower and such Guarantor, respectively, enforceable against each of them in accordance with their respective terms.

                  4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation or formation and ownership of each Subsidiary of the Company. Each such Subsidiary and each corporation or other organization becoming a Subsidiary of the Company after the date hereof is and will be a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except for such failure which could not have a Material Adverse Effect. Each Subsidiary of the Company has and will have all requisite corporate or other organizational power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of Capital Stock of each Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except with respect to the Lobdell Preferred Stock or as disclosed in writing to and approved by the Agent from time to time, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens.

                  4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might result, either individually or collectively, in any Material Adverse Effect and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

                  4.6 Financial Condition. The consolidated and consolidating balance sheet of the Company and its Subsidiaries and the consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended March 31, 1998 and reported on by Price Waterhouse LLP, independent certified public accountants, copies of which have been furnished to the Lenders, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to
Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no Material Adverse Effect since March 31, 1998. There is no Contingent Liability of the Company or any of its Subsidiaries that is not reflected in such financial statements or in the notes thereto which could have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary is liable directly or indirectly, for any of the Indebtedness or other liabilities of any Unrestricted Subsidiary or for any Contingent Liabilities with respect to any Unrestricted Subsidiary except as permitted by Section 5.2(e).

                  4.7 Use of Advances. The Company will use the proceeds of the Advances to complete the Cofimeta Acquisition, to refinance existing indebtedness of the Guarantors, and for its and the Guarantors' general corporate purposes. The Tooling Revolving Credit Advances shall be used solely to finance Tooling in progress and Tooling receivables. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. The Capital Stock of Cofimeta is not "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System and is not "marginable OTC stock" or "foreign margin stock" within the meaning of Regulation T of the Board of Governors of the Federal Reserve System. After applying the proceeds of each Advance, such margin stock will not constitute more than 25% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of any Loan Document that may cause the Advances to be deemed secured, directly or indirectly, by margin stock.

                  4.8 Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to Section 2.5(g), if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental Person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of any of the Loan Documents.

                  4.9 Taxes. The Company and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. Neither the Company nor any of its Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company or any such Subsidiary. The Company will not amend any Tax Sharing Agreement without the prior approval of the Agent except to add wholly owned Subsidiaries to any such Tax Sharing Agreement.

                  4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet referred to in Section 4.6 or delivered pursuant to Section 5.1(d), the Company or one or more of its Subsidiaries have good and marketable fee simple title (or the equivalent thereto in any relevant foreign jurisdiction) to all of the real property, and a valid and indefeasible ownership or leasehold interest in all of the other properties and assets (including, without limitation, the collateral subject to the Security Documents to which any of them is a party) reflected in said balance sheet or subsequently acquired by the Company or any such Subsidiary. All of such properties and assets are free and clear of any Lien,




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

except for Permitted Liens. The Security Documents grant a first priority, perfected and enforceable lien and security interest in all collateral described therein, subject only to Permitted Liens.

                  4.11 Borrowing Base. All trade accounts receivable, fixed assets and inventory of the Borrowers and the Guarantors represented or reported by the Company to be, or otherwise included in, Eligible Accounts Receivable, Eligible Deferred Tooling Reimbursement Payments, Eligible Fixed Assets and Eligible Inventory, comply in all respects with the requirements therefor set forth in the respective definitions thereof, and the computation of the Borrowing Base set forth in each Borrowing Base Certificate is true and correct. The aggregate amount of all Revolving Credit Advances, plus all Tooling Revolving Credit Loans, plus all Unrestricted Guarantees, plus the outstanding Swingline Loans and plus the outstanding amount of all Mexican Facility Tranche A Loans is equal to or less than the Borrowing Base and the aggregate amount of all Tooling Revolving Credit Loans is equal to or less than the Tooling Revolving Credit Borrowing Base.

                  4.12 ERISA. The Company and its ERISA Affiliates and their respective Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan which could, in the aggregate, result in any liability to the Company or any of its ERISA Affiliates in excess of $2,000,000. None of the Company or any of its ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company and its ERISA Affiliates have met or are meeting in compliance with all laws and regulations the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of the Loan Documents do not constitute a Prohibited Transaction. There is no Unfunded Benefit Liability, with respect to any Plan of the Company or its ERISA Affiliates which could have a Material Adverse Effect.

                  4.13 Disclosure. No report or other information furnished in writing by or on behalf of the Company or any of its Subsidiaries to any Lender or the Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. No Loan Document nor any other document, certificate, or report or statement or other information furnished to any Lender or the Agent by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to the Company which materially and adversely affects, or which in the future may (so far as the Company can now reasonably foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of the Company or any of its Subsidiaries, which has not been set forth in this Agreement (including without limitation the schedules hereto) or in the other documents, certificates, statements, reports and other information furnished in writing to the Lenders by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby.

                  4.14 Environmental Matters. The representations and warranties set forth in the Environmental Certificate are true and complete.

                  4.15 Solvency. The Company and its Subsidiaries are and, after giving effect to the transactions described herein and the Subordinated Debt Documents and to the incurrence or assumption of all obligations being incurred or assumed in connection herewith, will be Solvent.



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

                  4.16 No Defaults under Certain Agreements. Neither the Company nor any of its Subsidiaries is in default or has received any written notice of default under or with respect to any contract or agreement to which it is a party or by which it is bound, including without limitation any agreements for the incurrence of any indebtedness or any tooling or purchase contracts, which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.17 Intellectual Property. Set forth on Schedule 4.17 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Company and each of its Subsidiaries showing as of the Effective Date the jurisdiction in which registered, the registration number and the date of registration. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company or any of its Subsidiaries know of any valid basis for any such claim, the use of such Intellectual Property by the Company and each of its Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of the Company, no Intellectual Property has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriation and dilutions that, in the aggregate, could not have a Material Adverse Effect.

                  4.18 Preferred Stock. All Lobdell Preferred Stock Documents are listed on Schedule 4.18 hereto, and true, correct and complete copies of all Lobdell Preferred Stock Documents have been delivered to the Agent. All dividends, distributions, redemptions and other payments required on the Lobdell Preferred Stock are described on Schedule 4.18. Other than the Lobdell Preferred Stock, there is no other Preferred Stock as of the Effective Date.

                  4.19 Investment Company Act; Other Regulations. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

                  4.20 Senior Subordinated Debt Documents. All representations and warranties of the Company contained in any Senior Subordinated Debt Document are true and correct in all material respects. The Company has received net proceeds in the approximate amount of $120,800,000 on June 24, 1997 and in the approximate amount of $36,400,000 on April 1, 1998 and $40,600,000 on December 8, 1998 from its issuance of the Senior Subordinated Notes, and all agreements, instruments and documents executed or delivered pursuant to the issuance of the Senior Subordinated Notes are described on Schedule 1.1(D) hereto. All Advances and all other present and future indebtedness, obligations and liabilities pursuant to the Loan Documents and all Hedging Obligations of each Borrower and each Guarantor owed to any Lender or an Affiliate of a Lender is "Senior Debt " and "Designated Senior Debt" as defined in the Senior Subordinated Debt Documents and, other than the Advances and all other present and future indebtedness, obligations and liabilities pursuant to the Loan Documents, there is no other "Designated Senior Debt" thereunder. There is no Event of Default or event or condition which could become an Event of Default with notice or lapse of time or both, under the Senior Subordinated Debt Documents and each of the Senior Subordinated Debt Documents is in full force and effect. Other than pursuant to the Senior Subordinated Notes, there is no obligation pursuant to any Senior Subordinated Debt Document or other document or agreement evidencing or relating to any Subordinated Debt outstanding or to be outstanding on the Effective Date which obligates the Company to pay any principal or interest or redeem any of its Capital Stock or incur any other monetary obligation. The Term Loan is and will be incurred pursuant to, and in full compliance with, Section 4.3(a) of the Senior Subordinated Note Indenture, and the Term Loan is classified as Indebtedness incurred under Section 4.3(a) of the Senior Subordinated Note Indenture and are not classified as Indebtedness outstanding or incurred pursuant to Section 4.3(b) of the Senior Subordinated
Note Indenture. All Tooling Revolving Credit Loans constitute "Tooling Indebtedness" as defined in the Senior Subordinated Note Indenture and are incurred pursuant to Section 4.3 (b) of the Senior Subordinated Note Indenture and do not need to meet the requirements of Section 4.3(a). All Revolving Credit Advances, up to the full amount of the aggregate Revolving Credit Commitments, are incurred pursuant to Section 4.3(b) of the Senior Subordinated Note Indenture and do not need to meet the requirements of Section 4.3(a).

                  4.21 Unrestricted Subsidiaries. Other than the guaranties permitted by Section 5.2(e)(x), neither the Company nor any Restricted Subsidiary of the Company is liable, directly or indirectly, for any of the Indebtedness or other liabilities of any Unrestricted Subsidiary or has any Contingent Liabilities with respect to any Unrestricted Subsidiary, other than trade payables for the sale of goods in the ordinary course of business and in compliance with Section 5.2(m).

                  4.22 Acquisitions. The Company has completed the Cofimeta Acquisition in accordance with the Cofimeta Acquisition Documents and in accordance with all laws and regulations and all other Requirements of Law, and has acquired, free and clear of all Liens, good and marketable title to 100% of the Capital Stock of Cofimeta. Complete and correct copies of all Cofimeta Acquisition Documents have been delivered to the Agent on or before the Cofimeta Acquisition Date, and the Company has satisfied all conditions precedent required as of closing under the Cofimeta Acquisition to complete the Cofimeta Acquisition, including without limitation all conditions to the Cofimeta Acquisition required under Section 5.2(g). The Company directly owns, free and clear of all Liens, 100% of the Capital Stock of the OASP I and OASP II, OASP I directly owns, free and clear of all Liens, 99.4% of the Capital Stock of the French Acquisition Company, OASP II directly owns, free and clear of all Liens, 0.6% of the Capital Stock of the French Acquisition Company and the French Acquisition Company directly owns, free and clear of all Liens, 100% of the Capital Stock of Cofimeta. Neither OASP I, OASP II nor the French Acquisition Company has or will have any Indebtedness other than as set forth on Schedule 4.22(a) and the aggregate amount of the Indebtedness of Cofimeta and its Subsidiaries immediately after giving effect to the Cofimeta Acquisition is set forth on Schedule 4.22(b). The aggregate consideration paid or payable, including without limitation any Indebtedness assumed in connection with the Cofimeta Acquisition or the OPI Acquisition or other guarantees or other liabilities incurred in connection therewith on a consolidated basis, will not exceed the Dollar Equivalent of (a) $73,000,000 (which includes the assumption of the Total Covenant Obligations as set forth on Schedule 4.22(c)) plus 140,000,000 French Francs of factored receivable Indebtedness in connection with the Cofimeta Acquisition or (b) $12,000,000 in connection with the OPI Acquisition.

                  4.23 Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

                  4.24 Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

                  4.25 Year 2000. The Company has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, the Company does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

                  4.26 OPI Acquisition. If consummated, the OPI Acquisition will be completed on substantially the terms described on Schedule 4.26 hereto and described to the Agent prior to the Effective Date.

                  4.27 Mexican Facility. All representations and warranties of the Company or any of its Subsidiaries contained in any Mexican Facility Document are true and correct in all material respects. All agreements, instruments and documents executed or delivered pursuant to the Mexican Facility are described on Schedule 1.1(B) hereto. There is no Event of Default or event or condition which could become an Event of Default with notice or lapse of time or both, under the Mexican Facility Documents and each of the Mexican Facility Documents is in full force and effect. The Mexican Facility provides an aggregate of $75,000,000 of financing and provides sufficient financing to complete the acquisition, construction and equipping of the Mexican Manufacturing Facility. No commitment to lend or otherwise advance funds has been terminated under the Mexican Facility Documents. The maximum amount of the Mexican Facility Tranche A Loans is $63,000,000. The obligations and liabilities under the Mexican Facility Tranche A Guaranty do not and will not exceed the outstanding amount of the Mexican Facility Tranche A Loans and, other than the Mexican Facility Guaranty, there are no, and will not be any, liabilities or obligations, direct, contingent or otherwise, of any kind owing by the Company or any of its Subsidiaries (other than the Mexican Subsidiaries) pursuant to the Mexican Facilities.

                                   ARTICLE V.
                                    COVENANTS

                  5.1 Affirmative Covenants. The Company covenants and agrees that, until the termination of all Commitments and Letters of Credit and thereafter until payment in full of the principal of and accrued interest on the Notes and the payment and performance of all other obligations of the Company under this Agreement, any Hedging Agreement with any Lender and any other Loan Document, unless the Required Lenders shall otherwise consent in writing, it shall, and shall cause each of its Restricted Subsidiaries to:

                      (a)      Preservation  of  Corporate  Existence, Etc.
Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation or other organization in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses, except to the extent any of the foregoing would not have a Material Adverse Effect; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.



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

                           (b)      Compliance  with Laws,  Etc.  Comply in all
respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time, except to the extent any of the foregoing would not have a Material Adverse Effect; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or any of its Restricted Subsidiaries.

                           (c)      Maintenance  of  Properties;  Insurance.
Maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Restricted Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses, except to the extent any of the foregoing would not have a Material Adverse Effect; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Required Lenders for purposes of assuring compliance with this Section 5.1(c).

                           (d)      Reporting Requirements.  Furnish to the
Lenders and the Agent the following:

                                    (i)  Promptly  and in any event within
three calendar days after becoming aware of the occurrence of (A) any Default or Event of Default, (B) the commencement of any material litigation against, by or affecting the Company or any of its Restricted Subsidiaries, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company or any of its Restricted Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company, to result in a Material Adverse Effect, a statement of the Chief Financial Officer or Treasurer of the Company setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                                    (ii) As soon as available and in any event
within 45 days after the end of each of the first three fiscal quarters of the Company, the consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the end of such quarter, and the related consolidated and consolidating statements of income, retained earnings and changes in cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting


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

forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer or Treasurer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the Chief Financial Officer or Treasurer of the Company stating
(A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement;

                                    (iii) As soon as available and in any event
within 115 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and changes in cash flows of the Company and its Subsidiaries for such fiscal year, with a customary audit report of PricewaterhouseCoopers LLP, or other independent certified public accountants selected by the Company and acceptable to the Agent, without qualifications unacceptable to the Agent, and including a unaudited schedule in form acceptable to the Agent prepared by such accountants setting forth the consolidating balance sheet of the Company and its Restricted Subsidiaries as of the end of such fiscal year and the related consolidating statements of income, retained earnings and changes in cash flows of the Company and its Restricted Subsidiaries for such fiscal year, together with a certificate of the Chief Financial Officer or the Treasurer of the Company stating (A) that no Default or Event of Default has occurred and is continuing and, if such a Default or Event of Default exists and is continuing, a statement setting forth the nature and status thereof, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Sections 5.2(a), (b), (c) and (d) hereof is in conformity with the terms of this Agreement and showing such other matters as required by the Agent from time to time, all in form and substance satisfactory to the Agent;

                                    (iv) Promptly after the sending or filing
thereof, copies of all reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                                    (v)  On or  before  the 30th day after the
end of each month during which the Advances (other than the Term Loan) exceeded $35,000,000 on any date during such month and at least two Business Days prior to any request for an Advance which would cause the aggregate Advances (other than the Term Loan) to exceed $35,000,000, a Borrowing Base Certificate prepared as of the close of business on the last day of such month or the most recently ended month, as the case may be, together with supporting schedules, in form and detail satisfactory to the Agent, setting forth such information as the Agent may request with respect to the aging, value, location and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation together with a report with respect to the Company setting forth a summary and aging of accounts payable of the Company, a listing of any checks held after the due date of the related vendor invoice and setting forth the corresponding due dates of such invoices, in form and detail satisfactory to the Agent, certified as true and correct by the Chief Financial Officer or Treasurer of the Company;



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

                                    (vi)  As soon as available and in any event
at least 30 days prior to the end of each fiscal year of the Company, copies of preliminary capital and operating budgets and financial forecasts for the Company and its Subsidiaries for the following fiscal year, and as soon as available in any event within 30 days after the end of each fiscal year of the Company, copies of the final capital and operating budgets and financial forecasts for the Company and its Subsidiaries for such fiscal year, in each case prepared on both a consolidated and consolidating basis and for a twelve-month period on a month by month basis (or more frequent period if so prepared by the Company in the ordinary course) by or under the direction of the Chief Financial Officer or Treasurer of the Company in form and detail satisfactory to the Agent, and, promptly and in any event within 10 days after preparation thereof, copies of any revisions to such budgets and forecasts;

                                    (vii) Promptly and in any event within 10
calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan of the Company its Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the Chief Financial Officer or Treasurer of the Company setting forth the details of the occurrence of any Reportable Event with respect to any such Plan, (C) a copy of any notice that the Company, any of its Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of
Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Plan;

                                    (viii) Promptly and in any event within 10
days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Company or any of its Subsidiaries;

                                    (ix)   Promptly after the sending or filing
thereof, copies of all reports, financial statements and other documents which the Company or any of its Subsidiaries is required to deliver pursuant to the Mexican Facility Documents; and

                                    (x)   Promptly,  such other information
respecting the business, properties, operations or condition, financial or otherwise, of the Company or any of its Restricted Subsidiaries or any of its Unrestricted Subsidiaries with respect to which the Company or any of its Restricted Subsidiaries has any Contingent Liabilities as any Lender or the Agent may from time to time reasonably request.

                           (e)      Accounting;  Access to Records, Books, Etc.
Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) during regular business hours, permit any Lender or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision the Company hereby authorizes such Persons to discuss such affairs, finances and accounts with any Lender or the Agent and (ii) during regular business hours, permit the Agent or any of its agents or representatives to conduct a comprehensive field audit of its and its Subsidiaries' books, records, properties and assets, including without limitation all collateral subject to the Security Documents, provided that prior to an Event of Default no more than one such field audit

(exclusive of any field audits prior to the Effective Date, which are at the expense of the Company) per fiscal year shall be at the expense of the Company.

                           (f)      Maintenance  of Business  Lines.  Maintain
all principal lines of business in which the Company or any of its Restricted Subsidiaries is presently engaged.

                           (g)      Additional  Security and  Collateral.
Promptly (i) execute and deliver, and cause each Restricted Subsidiary of the Company to execute and deliver, additional Security Documents, within 30 days after request therefor by the Lenders and the Agent, sufficient to grant to the Agent for the benefit of the Lenders and, in the case of Hedging Obligations, their Affiliates and the Agent liens and security interests in any after acquired property of the type described in Section 2.11 and (ii) except as otherwise provided in this Agreement, cause each Person becoming a Restricted Subsidiary of the Company from time to time to execute and deliver to the Agent, within 30 days after such Person becomes a Restricted Subsidiary, a Guaranty and Security Documents, together with other related documents described in Section
2.5 sufficient to grant to the Agent for the benefit of the Lenders and, in the case of Hedging Obligations, their Affiliates and the Agent liens and security interests in all collateral of the type described in Section 2.11. The Company shall notify the Agent, within 10 days after the occurrence thereof, of the acquisition of any property by the Company or any Restricted Subsidiary that is not subject to the existing Security Documents, any Person's becoming a Restricted Subsidiary and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Lenders and the Agent with respect to such property pursuant to the Security Documents.

                           (h)      Further Assurances.  Execute and deliver,
and cause each Restricted Subsidiary of the Company to execute and deliver, within 30 days after request therefor by the Required Lenders or the Agent, all further instruments and documents and take all further action that may be necessary or desirable, or that the Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Lenders under, the Loan Documents, including without limitation causing each lessor of real property to the Company or any of its Restricted Subsidiaries to execute and deliver to the Agent, prior to or upon the commencement of any tenancy, an agreement in form and substance acceptable to the Lenders and the Agent duly executed on behalf of such lessor waiving any distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Lenders and the Agent to enter such premises in connection therewith. The Company further agrees to take all necessary action to ensure that the Agent and the Lenders may rely on the audited financial statements of the Company and its Subsidiaries, including without limitation any necessary acknowledgments or other consents from the Company's auditors as may be required under applicable law.

                           (i)      Year 2000. Take, and cause each of its
Subsidiaries to take, all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent, the Company will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

                  5.2 Negative Covenants. Until the termination of all Commitments and Letters of Credit and thereafter until payment in full of the principal of and accrued interest on the Notes and the payment and performance of all other obligations of the Company under this Agreement, any Hedging Agreement with any Lender and any other Loan Document, the Company agrees that, unless the


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


Required Lenders shall otherwise consent in writing, it shall not, and shall not permit any of its Restricted Subsidiaries to:

                           (a)      Net Worth.  Permit or suffer the
Consolidated Net Worth of the Company and its Restricted Subsidiaries to be less than (i) $40,176,000, plus (ii) an amount equal to 50% of Consolidated net income of the Company and its Subsidiaries (without reduction for a net loss) for the three month period ending March 31, 1999 and for each fiscal year of the Company subsequent to its fiscal year ended March 31, 1999, plus (iii) an amount equal to 100% of the Net Cash Proceeds in connection with the issuance or other sale by the Company of any of its Capital Stock.

                           (b)      Total Covenant  Obligations to Total
Covenant EBITDA Ratio. Permit or suffer the Total Covenant Obligations to Total Covenant EBITDA Ratio, to be greater than (i) 5.25 to 1.00 as of the end of any fiscal quarter of the Company ending on or prior to December 31, 1999, (ii) 5.00 to 1.00 as of the end of any fiscal quarter of the Company ending at any time from and including March 31, 2000 to and including December 31, 2000, (iii) 4.75 to 1.0 as of the end of any fiscal quarter of the Company and again at any time from and including March 31, 2001 to and including December 31, 2001, (iv) 4.5 to 1.0 as of the end of any fiscal quarter of the Company ending at any time from and including March 31, 2002 to and including December 31, 2002, (v) 4.25 to 1.0 as of the end of any fiscal quarter of the Company ending at any time from and including March 31, 2003 to and including December 31, 2003, or (vi)
4.00 to 1.00 as of the end of any fiscal quarter thereafter.

                           (c)      Fixed Charge Coverage  Ratio.  Permit or
suffer the Fixed Charge Coverage Ratio to be less than (i) 1.00 to 1.00 as of the end of any fiscal quarter of the Company ending on or before December 31, 2000, (ii) 1.05 to 1.00 as of the end of any fiscal quarter ending at any time from and including March 31, 2001 to and including December 31, 2002, or (iii)
1.10 to 1.0 as of the end of any fiscal quarter thereafter.

                           (d)      Interest  Coverage  Ratio.  Permit or suffer
the Interest Coverage Ratio to be less than (i) 2.00 to 1.0 as of the end of any fiscal quarter ending on or before December 31, 1999, (ii) 2.10 to 1.0 as of the end of any fiscal quarter of the Company ending at any time from and including March 31, 2000 to and including December 31, 2000, (iii) 2.25 to 1.00 as of the end of any fiscal quarter of the Company ending at any time from and including March 31, 2001 to and including December 31, 2001, (iv) 2.50 to 1.0 at any time from and including March 31, 2002 to and including December 31, 2002 or (v) 2.75 to 1.00 as of the end of any fiscal quarter thereafter.

                           (e)      Indebtedness.  Create,  incur, assume or in
any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                                    (i)  The  Advances and the other obligations
and liabilities pursuant to any of the Loan Documents;

                                    (ii) The Indebtedness described in Schedule
5.2(e), including Contingent Liabilities, provided that no increase in the principal amount thereof (as such amount is reduced from time to time) shall be permitted and no modifications of the terms thereof which would result in an earlier final maturity date or decreased weighted average life thereof shall be permitted;

                                    (iii) Indebtedness of the Company or any
Restricted Subsidiary owing to the Company or any Guarantor, provided that any such Indebtedness owing by any Borrower shall be fully subordinate to all Advances and all other obligations of the Company to the Agent and the


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

Lenders, by written agreement pursuant to terms and conditions satisfactory to the Agent and the Required Lenders;

                                    (iv) Indebtedness constituting purchase
money debt or Capital Leases in aggregate outstanding principal amount not exceeding $15,000,000 at any time;

                                    (v)  Subordinated Debt under the Senior
Subordinated Notes in aggregate principal amount not to exceed $200,000,000;

                                    (vi) Other Subordinated Debt of the Company
or any Guarantor, provided that (A) after giving effect to such Subordinated Debt, the Company is able to borrow at least $25,000,000 of additional Loans,
(B) both before and after giving effect to such Subordinated Debt, no Event of Default or Default exists or would be caused thereby, (C) after giving effect to such Subordinated Debt, the pro forma Total Covenant Obligations to Total Covenant EBITDA Ratio is at least 0.25 below the level required under Section 5.2(b), on a pro forma basis acceptable to the Agent;

                                    (vii) Tooling Indebtedness (in addition to
the Tooling Revolving Credit Advances) on terms and in amounts acceptable to the Agent;

                                    (viii) Hedging Agreements with any Lender,
any Affiliate of a Lender or other Person acceptable to the Agent, provided that no Hedging Agreement shall be entered into for purposes of financial speculation;

                                    (ix) Indebtedness of the Restricted
Subsidiaries of BMG in aggregate principal amount not to exceed $2,500,000 and secured by the real property owned by such Subsidiaries as of the Effective Date, provided that the terms of such Indebtedness are no more onerous on such Subsidiaries as the terms of the Indebtedness of such Subsidiaries secured by such real property that existed immediately prior to the Effective Date;

                                    (x)  Guarantees by the Company of the
Indebtedness of Unrestricted Subsidiaries to the extent permitted by, and subject to the terms of, Section 5.2(l)(viii); and

                                    (xi) Indebtedness solely in connection with
the factoring of receivables by Foreign Subsidiaries of the Company which are not Canadian Subsidiaries, in each case in the ordinary course of business and on customary terms and conditions; provided that such factoring arrangements are acceptable to the Agent and the aggregate outstanding amount thereof does not exceed the sum of the amount thereof outstanding as of January 31, 1999 plus $30,000,000 minus the amount of the "Tranche B Loans" and "Tranche C Certificates" under, and as defined in, the Mexican Facility Documents.

Notwithstanding the above or anything else herein to the contrary, neither OASP I, OASP II, the Dutch Holding Company nor the French Acquisition Company shall have any Indebtedness other than a guaranty by OASP I and OASP II of the Advances and other obligations owing pursuant to any Loan Document, a subordinated guaranty by OASP I and OASP II in favor of the holders of the obligations owing under the Senior Subordinated Notes and a guarantee by the French Acquisition Company in the amount of 66,000,000 French Francs of the debt of Cofimeta Defeasance Company incurred in connection with the closing of the Cofimeta Acquisition as further described on Schedule 4.22, and the aggregate amount of the Indebtedness of Cofimeta and its Subsidiaries shall be limited to
(x) existing Indebtedness of Cofimeta and its Subsidiaries described on Schedule 5.2(e) hereto, as reduced from time


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

to time, (y) other Indebtedness allowed under Section 5.2(e)(xi) above and (z) future unsecured and secured (to the extent secured by assets acceptable to the Agent) Indebtedness for working capital and capital expenditures, provided that the aggregate amount permitted pursuant to the foregoing clauses (y) and (z) shall not exceed $30,000,000 minus the amount of the "Tranche B Loans" and "Tranche C Certificates", under, and as defined in, the Mexican Facility Documents, in aggregate amount or such greater amount consented to in writing by the Agent in its sole discretion.

                           (f)      Liens.  Create, incur or suffer to exist any
Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Restricted Subsidiaries, other than:

                                    (i)   Liens for taxes not delinquent or
for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

                                    (ii)  Liens (other than any Lien imposed by
ERISA or any Environmental Law) created and maintained in the ordinary course of business which do not secure obligations material in the aggregate and which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

                                    (iii) Liens affecting real property which
constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

                                    (iv) Liens created pursuant to the Security
Documents and Liens expressly permitted by the Security Documents;

                                    (v)  Each Lien described in Schedule 5.2(f)
hereto may be suffered to exist upon the same terms as those existing on the date hereof, but no increase in the principal amount thereof shall be permitted;

                                    (vi) Any Lien created to secure payment of a
portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Restricted Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed 100% of the purchase price paid by the Company or such Restricted Subsidiary for such fixed asset and the aggregate principal amount of all Indebtedness secured by such Liens does not exceed the amount permitted under Section 5.2(e)(iv), provided that such Lien does not encumber any other asset at any


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

time owned by the Company or such Restricted Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time and neither OASP I, OASP II, the Dutch Holding Company nor the French Acquisition Company shall incur or permit or suffer any such Lien to exist;

                                    (vii) Liens in favor of the Company or any
Guarantor as security for Indebtedness of any Subsidiary to the Company or another Restricted Subsidiary, provided that any such Liens are subordinated to the Liens in favor of the Agent on terms satisfactory to the Agent;

                                    (viii) The interest or title of a lessor
under any operating lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Restricted Subsidiary thereunder are not delinquent;

                                    (ix) Liens on the real property owned by
Restricted Subsidiaries of BMG as of the Effective Date securing the Indebtedness permitted by Section 5.2(e)(ix); and

                                    (x)  Liens on accounts receivable of Foreign
Subsidiaries which are not Canadian Subsidiaries securing the Indebtedness permitted by Section 5.2(e)(xi) and other Liens on the assets of Cofimeta and its Subsidiaries to the extent permitted by the proviso to Section 5.2(e).

                           (g)      Merger;  Acquisitions;  Etc. Purchase or
otherwise acquire, whether in one or a series of transactions, directly or indirectly, by merger or otherwise, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any Person, or all or a substantial portion of the Capital Stock of any other Person (an "Acquisition"); nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect; provided, however, that this Section 5.2(g) shall not prohibit any merger or acquisition if (i) such merger involves the Company, the Company shall be the surviving or continuing corporation thereof, (ii) immediately before and after giving effect to such merger or acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing and the representations and warranties contained in Article IV and in the other Loan Documents shall be true and correct on and as of the date thereof (both before and after such merger or acquisition is consummated) as if made on the date such merger or acquisition is consummated, (iii) at least 10 Business Days' prior to the consummation of such merger or acquisition, the Company shall have provided to the Lenders an opinion of counsel and a certificate of the Chief Financial Officer or Treasurer of the Company (attaching pro forma computations acceptable to the Agent to demonstrate compliance with all financial covenants hereunder), each stating that such merger or acquisition complies with this Section 5.2(g), all laws and regulations and that any other conditions under this Agreement relating to such transaction have been satisfied, and such certificate shall contain such other information and certifications as requested by the Agent and be in form and substance satisfactory to the Agent, (iv) at least 10 Business Days' prior to the consummation of such merger or acquisition, the Company shall have delivered all acquisition documents and other agreements and documents relating to such merger or acquisition, and the Agent shall have completed a satisfactory review thereof and completed such other due diligence satisfactory to the Agent, provided that if such acquisition is being done by an Unrestricted Subsidiary or such merger involves Unrestricted Subsidiaries only, then the requirements of this clause (iv) will be satisfied if the Company provides the Lenders with a certificate representing that neither the Company nor any Restricted Subsidiary shall be liable, directly or indirectly, for any of the Indebtedness or other liabilities of such Unrestricted Subsidiary or for any Contingent Liabilities with respect to any such Unrestricted Subsidiary except as permitted by Section 5.2(e), (v) immediately before and after giving effect to such merger or acquisition,


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


the pro forma Total Covenant Obligations to Total Covenant EBITDA Ratio is less than or equal to the lesser of 4.5 to 1.0 or 0.25 below the level required under
Section 5.2(b), on a pro forma basis acceptable to the Agent, (vi) both before and after giving effect to such merger and acquisition, the Company is able to borrow at least $25,000,000 of additional Loans on a pro forma basis acceptable to the Agent, (vii) the Company shall, at least 10 Business Days prior to the consummation of merger or acquisition, provide such other certificates and documents as requested by the Agent, in form and substance satisfactory to the Agent, (viii) the target of such merger or acquisition is in the same line of business as the Company, (ix) the target of such merger or acquisition is located in the United States of America or Canada, (x) the Board of Directors (or similar governing body) and the management of the target of such merger or acquisition has approved such merger or acquisition and (xi) the aggregate consideration paid or payable in connection with all Acquisitions permitted by this proviso (excluding the Cofimeta Acquisition and the OPI Acquisition and amounts paid or payable solely by Unrestricted Subsidiaries (other than OPI) and investments and other transactions permitted by Section 5.2(l)(viii)), including without limitation any Indebtedness assumed in connection therewith or guarantees or other liabilities incurred in connection therewith, shall not exceed $75,000,000. Notwithstanding the foregoing, (x) the requirements listed in clauses (ii), (iii), (iv), (v), (vi), (vii) and (ix) of this Section 5.2(g) shall not be required to be satisfied in connection with any acquisition done solely by an Unrestricted Subsidiary, provided that the terms of Section 5.2(e),
Section 5.2(l) and all other terms and provisions hereof shall be applicable,
(y) the requirements listed in clauses (v) and (vi) shall not apply to the Cofimeta Acquisition or the OPI Acquisition if the OPI Acquisition occurs on or before January 31, 2000, the aggregate consideration paid or payable in connection with the OPI Acquisition, including without limitation any Indebtedness assumed in connection therewith or guarantees or other liabilities incurred in connection therewith, will not exceed the Dollar Equivalent of $12,000,000 and provided that all other terms and provisions hereof shall be applicable and (z) neither OPI nor any Mexican Subsidiary will make, directly or indirectly, any Acquisition or otherwise assist or be involved in any Acquisition.

                           (h)      Disposition  of  Assets;  Etc. Sell, lease,
license, transfer, assign or otherwise dispose of all or any portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms, the sale of accounts receivable in connection with the factoring of accounts receivable in the ordinary course of business of Foreign Subsidiaries which are not Canadian Subsidiaries on customary terms and conditions and otherwise allowed pursuant hereto and sales of scrap or obsolete material or equipment which are not material in the aggregate, and shall not permit or suffer any Restricted Subsidiary or OPI to do any of the foregoing; provided, however, that this Section 5.2(h) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition if (i) the consolidated book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property of the Company and its Restricted Subsidiaries disposed of in any consecutive twelve-month period shall be less than 10% of the consolidated book value of the assets of the Company and its Restricted Subsidiaries as of the beginning of such twelve month period and the aggregate book value of all assets disposed of after the Effective Date shall be less than 25% of the consolidated book value of assets of the Company and its Restricted Subsidiaries at the time of any such disposition and if, immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing, (ii) sales as to which proceeds are used within 180 days (or 360 days if such sale involves the Planned Asset Sales) to purchase or construct assets of at least equivalent value to those sold, provided that the Company and its Subsidiaries may not sell a substantial portion of their assets pursuant to this clause (ii), (iii) transfers of assets from any Subsidiary to the Company or a Guarantor which is a Wholly Owned Subsidiary, (iv) any transfer of assets to the Mexican Subsidiaries to the extent permitted by Section 5.2(l)(v), and (v) any transfer of all of the Capital Stock of the French Acquisition Company owned by OASP I and OASP II to the Dutch Holding Company



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

in exchange for 100% of the Capital Stock of the Dutch Holding Company and otherwise in conformance with all of the terms of this Agreement; provided, however, in the case of any of the foregoing permitted sales, leases, licenses, transfers, assignments or other dispositions under this Section 5.2(h) (an "Asset Sale") the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, other than pursuant to clauses (iii),
(iv) or (v) of this Section 5.2(h), unless (A) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an officer's certificate delivered to the Agent) of the assets and (B) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash, provided that cash equivalents and the assumption of Indebtedness of the Company or any Guarantor and the unconditional release of the Company or such Guarantor from such Indebtedness in connection with such Asset Sale, in each case acceptable to the Agent, shall be considered cash for purposes of this Section 5.2(h); provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary that are assumed by the transferee of any such assets such that the Company or such Subsidiary have no further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision and the definition of Net Cash Proceeds, and the Agent promptly shall obtain a first priority security interest in any non cash consideration for any Asset Sale.

                           (i)      Nature of  Business.  Make any  material
change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement.

                           (j)      Dividends and Other  Restricted  Payments.
Make, pay, declare or authorize any dividend, payment or other distribution in respect of any class of its Capital Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any Capital Stock other than such dividends, payments or other distributions (i) to the extent payable solely in shares of common stock of the Company, (ii) to the extent payable to the Company by a Restricted Subsidiary of the Company, (iii) dividends and distributions on Preferred Stock to the extent permitted under Section 5.2(s), (iv) if no Event of Default or Default exists or would be caused thereby, an aggregate amount not to exceed $1,000,000 made after the Effective Date, (v) which in aggregate amount do not exceed 25% of the Net Income accrued during fiscal quarters ending after the Effective Date for which the Total Covenant Obligations to Total Covenant EBITDA Ratio was not greater than 3.0 to 1.0, provided that both before and after the making or declaration of such dividend, payment or other distribution (A) the pro forma Total Covenant Obligations to Total Covenant EBITDA Ratio is not greater than 3.0 to 1.0, on a pro forma basis acceptable to the Agent, (B) the Company is able to borrow at least $25,000,000 of additional Loans on a pro forma basis acceptable to the Agent and (C) no Default or Event of Default shall have occurred or be caused thereby, and (vi) if no Event of Default or Default exists or would be caused thereby, an aggregate amount not to exceed $2,500,000 for all employees made after the Effective Date for the purpose of redeeming the Capital Stock of the Company owned by any employees of the Company, other than a Permitted Holder, upon the termination of the employment by the Company or any of its Restricted Subsidiaries of such employee, provided that (A) any amounts used to redeem such Capital Stock under this clause (vi) shall first reduce the amount allowed or accumulated under
Section 5.2(j)(iv) until the amount allowed thereunder is exhausted and then shall reduce the amount allowed under Section 5.2(j)(v) and (B) the amounts payable for the redemption of such Capital Stock will not be paid any sooner or in any greater amount than contractually required. The Company will not, and will not permit any of its Restricted Subsidiaries, to issue any Preferred Stock or any Disqualified Stock, other than (1) any Preferred Stock


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

which does not require any dividends, payments, redemptions or other distributions of any kind until at least one year after the later of the Revolving Credit Termination Date, the Tooling Revolving Credit Termination Date or the Maturity Date, (2) the existing Lobdell Preferred Stock and (3) any other Preferred Stock or Disqualified Stock which meets all of the requirements for the issuance by the Company of Subordinated Debt (i.e. all payments and other obligations thereunder are expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such Person to the Lenders in manner and by agreement satisfactory in form and substance to the Agent and such Preferred Stock or Disqualified Stock is subject to such other terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Agent), and such Preferred Stock and Disqualified Stock allowed under this clause (3) shall be treated as if it were Subordinated Debt for all purposes of this Agreement and is defined herein as "Permitted Disqualified Stock".

                           (k)      Capital  Expenditures.  Acquire or contract
to acquire any fixed asset or make any other Capital Expenditure if the aggregate purchase price and other acquisition costs of all such fixed assets acquired and other Capital Expenditures made by the Company or any of its Restricted Subsidiaries during any fiscal year of the Company would exceed, on a consolidated basis, an amount equal to $37,500,000 for the fiscal year of the Company ending March 31, 1999, $47,000,000 for the fiscal year of the Company ending March 31, 2000, or $50,000,000 for any fiscal year thereafter, plus the sum of (i) 20% of the net book value, or, if appraisals of such fixed assets have been obtained, 15% of the orderly liquidation value of such fixed assets which consist of equipment and of the fair market value of real property which consists of real estate (in each case, as determined by an appraisal acceptable to the Agent) acquired in an Acquisition (other than the Cofimeta Acquisition) permitted hereunder by the Company and its Restricted Subsidiaries, to be added as of the effective date of such Acquisition (and on a pro rata basis for the fiscal year in which such Acquisition occurs), plus (ii) the amount of Capital Expenditures allowed for the previous fiscal year (with giving effect to any increase in the amount thereof caused by this clause (ii), commencing with the fiscal year ending March 31, 1999) minus the amount of actual Capital Expenditures for the previous fiscal year. For purposes of this Section 5.2(k), the Mexican Facility Obligations in an amount not to exceed $75,000,000 shall not constitute Capital Expenditures.

                           (l)      Loans,  Advances and Investments.  Make any
loan or advance, including without limitation any transfer, of any of its funds or property or make any other extension of credit to, or increase its investment or acquire any additional interest whatsoever in, any Person, or enter into any joint venture or similar arrangement with any other Person, or permit OPI to do any of the foregoing, other than each of the following if no Event of Default exists:

                  (i) loans and advances to Guarantors which are evidenced by promissory notes payable on demand and in form and substance satisfactory to the Agent and which are pledged to the Agent for the benefit of the Lenders and investments in Guarantors;

                  (ii) loans and advances to, and investments in, the French Acquisition Company to be made on or within three Business Days of February 4, 1999 to consummate the Cofimeta Acquisition in an aggregate amount not to exceed $73,000,000 and as described in the Cofimeta Acquisition Documents, provided that if any of the foregoing are loans or advances they shall be evidenced by a promissory note payable on demand and in form and substance satisfactory to the Agent and pledged on a first priority basis and pursuant to documents acceptable to the Agent for the benefit of itself and the Lenders;


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


                  (iii) additional loans and advances to, and investments in, the French Acquisition Company, Cofimeta and/or OPI in an aggregate amount not to exceed $10,000,000, provided that if any of the foregoing is a loan or advance it shall be evidenced by a promissory note payable on demand and in form and substance satisfactory to the Agent and pledged, on a first priority basis and pursuant to documents acceptable to the Agent, to the Agent for the benefit of itself and the Lenders;

                  (iv) loans and advances in an aggregate amount not to exceed $12,000,000 to a wholly owned Subsidiary which is a Restricted Subsidiary, whether currently existing or to be formed in the future, to consummate the OPI Acquisition, provided that if any such loan or advance is to a Subsidiary which is not a Guarantor such Subsidiary and each Subsidiary which is not a Guarantor owning such Subsidiary, directly or indirectly, shall not incur or maintain any Indebtedness (except as otherwise permitted by this Agreement if such Subsidiary is the French Acquisition Company or Cofimeta) and at least 65% of the Capital Stock of the Subsidiary owning OPI, directly or indirectly, which is owned directly by a Guarantor or the Company shall be pledged to the Agent, for the benefit of itself and the Lenders on a first priority basis, by such Guarantor or the Company, as the case may be;

                  (v) transfers of fixed assets by the Company and its Subsidiaries to the Mexican Subsidiaries for the purpose of completing the Mexican Manufacturing Facility, provided that the aggregate fair market value of such fixed assets does not exceed $20,000,000;

                  (vi) advances of Tooling Revolving Credit Loans borrowed by the Company to Cofimeta, OPI or the Mexican Subsidiaries in aggregate outstanding amount not to exceed $35,000,000 for the sole purpose of financing Tooling Contracts of Cofimeta, OPI or the Mexican Subsidiaries, provided that such Indebtedness of Cofimeta, OPI or the Mexican Subsidiaries to the Company would constitute Tooling Indebtedness, no assets relating to such Tooling Contracts are included in the Tooling Revolving Credit Borrowing Base or the Borrowing Base and such advances are evidenced by promissory notes payable on demand and in form and substance satisfactory to the Agent and which are pledged, on a first priority basis and pursuant to documents acceptable to the Agent, to the Agent for the benefit of itself and the Lenders;

                  (vii) transfer of all of the Capital Stock of the French Acquisition Company owned by OASP I and OASP II to the Dutch Holding Company in exchange for 100% of the Capital Stock of the Dutch Holding Company, provided that (A) OASP I shall grant to the Agent for the benefit of itself and the Lenders a first priority enforceable pledge on 65% of the Capital Stock of the Dutch Holding Company, (B) the pledge of 65% of the Capital Stock of the French Acquisition Company shall be released and (C) the Company shall deliver such documents and opinions in connection therewith as requested by the Agent and all other terms of this Agreement relating to the Dutch Holding Company and its formation are satisfied; provided that it is acknowledged that if the Dutch Holding Company owns any Unrestricted Subsidiary formed or acquired after the Effective Date (other than OPI) the Agent and the Company shall mutually agree on a method by which the pledge of the Dutch Holding Company is non recourse to such Unrestricted Subsidiary;

                  (viii) other loans and advances to, and investments in and guarantees by the Company (valued at the maximum amount that could be payable thereunder, and provided that all such guarantees shall be collection guarantees, not payment guarantees, and be on terms and conditions satisfactory to the Agent), of the Indebtedness of Unrestricted Subsidiaries, Restricted Subsidiaries which are not Wholly Owned Subsidiaries or joint ventures which do not exceed $30,000,000 for all of the foregoing in aggregate outstanding amount (with the outstanding amount thereof being deemed decreased by any cash repayments of such loans or advances or cash dividends paid to the Company or any Restricted



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

Subsidiary with respect to any such investments), provided that (A) if such transaction involves a loan or advance, such loans and advances are evidenced by promissory notes payable on demand or on such other terms acceptable to the Agent and in form and substance satisfactory to the Agent and which are pledged, on a first priority basis and pursuant to documents acceptable to the Agent, to the Agent for the benefit of itself and the Lenders, (B) both before and after giving effect to such loan, advance or investment, the pro forma Total Covenant Obligations to Total Covenant EBITDA Ratio is less than or equal to the lesser of 4.50 to 1.0 or 0.25 below the level required under Section 5.2(b), on a pro forma basis acceptable to the Agent, (C) both before and after giving effect to such loan or advance the Company is able to borrow at least $25,000,000 of additional Loans on a pro forma basis acceptable to the Agent, and (D) no Event of Default or Default exists or would be caused thereby and the Company provides such certificates and legal opinions as requested by the Agent in connection therewith; and

                  (ix) loans, advances, and investments described on Schedule 5.2(l) hereto, but no increase in the amount thereof as such loans, advances and investments may be reduced from time to time.

                           (m)      Transactions with Affiliates.  Other than as
permitted by Section 5.2(u), enter into or permit to exist any transaction or series of related transactions (including without limitation the purchase, sale, lease or exchange of any property, employee compensation arrangements or rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms of such transaction (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in a comparable transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction (or series of related Affiliated Transactions) involves aggregate payments in an amount in excess of $1,000,000 in any one year, (A) are set forth in writing, (B) comply with clause (i) of this Section 5.2(m) and (C) have been approved by a majority of disinterested members of the Board of Directors of the Company, and (iii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $5,000,000 in any one year, (A) comply with clause (ii) and (B) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                           (n)      Sale and Leaseback  and other Financing
Transactions. Other than the Mexican Facility pursuant to the terms of the Mexican Facility Documents delivered to the Agent prior to the Effective Date,
(i) become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property is owned on the date of this Agreement or thereafter acquired by the Company or any of its Subsidiaries and has been or is to be sold or transferred to any other Person and was, is or will be used by the Company or any such Subsidiary for substantially the same purpose as such property was used by the Company or such Subsidiary prior to such sale or transfer, or (ii) enter into or become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor or otherwise, any synthetic lease, tax ownership/operating lease, off balance sheet financing or similar financing, provided that it is acknowledged that this clause (ii) does not prohibit normal operating leases entered into in the ordinary course of business as determined by the Agent. It is acknowledged and agreed by the Borrowers that (x) the aggregate outstanding amount under the Mexican Facility or otherwise pursuant to the Mexican Facility Documents shall not exceed $75,000,000, as reduced from time to time, (y) the obligations and liabilities under the Mexican Facility Tranche A Guaranty will not exceed the outstanding amount of the Mexican Facility Tranche A Loans, as reduced from time to time, and (z) other than the Mexican Facility Guaranty, there are no liabilities or

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



obligations, direct, contingent or otherwise, of any kind owing by the Company of any of its Subsidiaries (other than the Mexican Subsidiaries) pursuant to the Mexican Facilities.

                           (o)      Negative  Pledge  Limitation.  Enter into
any agreement with any Person, other than the Lenders or the Agent pursuant hereto and other than the existing provisions without amendment contained in the Lobdell Preferred Stock Documents and in the agreements listed on Schedule 5.2(o), which prohibits or limits the ability of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

                           (p)      FSC  Commissions.  Pay or become obligated
for the payment during any fiscal year of the Company, commissions to all related wholly owned foreign sales corporations in excess of an amount acceptable to the Agent in aggregate amount plus reimbursement of the reasonable administrative expenses of such wholly owned foreign sales corporations.

                           (q)      Inconsistent  Agreements.  Enter into any
agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries of its obligations in connection therewith.

                           (r)      Subsidiary  Dividends.  Other than those
restrictions existing as of the Effective Date or described in Schedule 5.2(o) without giving effect to any amendment thereof on or after the Effective Date, permit any of its Restricted Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms materially restricts the ability of any such Subsidiary to (i) pay dividends or make any other distributions on such Restricted Subsidiary's Capital Stock, (ii) pay any Indebtedness owed to the Company or any of its other Restricted Subsidiaries, (iii) make any loans or advances to the Company or any of such other Restricted Subsidiaries or (iv) transfer any material portion of its assets to the Company or any of such other Restricted Subsidiaries.

                           (s)      Preferred  Stock.  Make any amendment or
modification to any Lobdell Preferred Stock Document, other than the adjustment in the price of the Lobdell Preferred Stock made prior to the Effective Date based on post closing adjustments and which do not result in any additional obligations of Lobdell or of the Company or any of its Restricted Subsidiaries, or enter into any other agreement or document relating thereto other than the documents listed on Schedule 4.18 hereto or make, pay, declare or authorize any dividend, payment or other distribution with respect to any Preferred Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any Preferred Stock other than as required under the Lobdell Preferred Stock Documents listed on Schedule 4.18 hereto, provided that no dividend, payment or other distribution in respect to the Preferred Stock or dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any Preferred Stock, including those required under the Lobdell Preferred Stock Documents, will be made if any Event of Default exists under Section 6.1(a) or would be caused thereby.

                           (t)      Other  Indebtedness  and Agreements.  Make
any amendment or modification to any indenture, note or other agreement evidencing or governing any Indebtedness (other than Indebtedness hereunder of the Company or any of its Subsidiaries) or to any Tax Sharing Agreement or any Mexican Facility Document, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire any such Indebtedness or any Mexican Facility


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


Obligation, (except, when no Default or Event of Default exists, for the prepayment of Subordinated Debt solely from the Net Cash Proceeds received by the Company from the primary sale or sales of shares of common stock (which may not be Disqualified Stock) of the Company pursuant to any one or more public offerings thereof), or designate any Indebtedness (other than the Indebtedness under the Loan Documents and under Hedging Agreements with Lenders) as "Designated Senior Debt" under the Senior Subordinated Debt Documents.

                           (u)      Management  Fees. Pay any management,
consulting or similar fees or amounts to any of its Affiliates other than (i) to the Company or a Guarantor and (ii) as described on Schedule 5.2(u), without giving effect to any amendment or modification of the agreement described on
Schedule 5.2(u), provided that no such management, consulting or similar fees or amounts (other than out of pocket expenses) shall be paid pursuant to this clause (ii) if any Event of Default or Default exists or would be caused thereby, and Oxford Investment has acknowledged and agreed that no such management, consulting or similar fees or amounts (other than out of pocket expenses) will be so paid.

                           (v)      Restricted  Subsidiaries.  Except with the
consent of the Agent, which consent will not be unreasonably withheld, permit or suffer any Restricted Subsidiary to not be a Wholly Owned Subsidiary, other than Laserweld International, L.L.C. ("Laserweld") or Creative, provided that no loans or advances to, investments in or sales or other transfers of assets to Creative or Laserweld have been or will be made by the Company or any Restricted Subsidiary at any time on or after the Effective Date, and the Company represents that neither Laserweld nor Creative is operating as of the Effective Date.

                  5.3      Additional Covenants.

                           (a)      Other Terms.  If at any time any  Borrower
or Guarantor shall enter into or be a party to any instrument or agreement with respect to any Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $500,000, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of such Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Company shall promptly so advise the Agent and the Lenders. Thereupon, if the Agent shall request, upon notice to the Company, the Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agent. In addition to the foregoing, any covenants or defaults or similar provisions (which include without limitation any provisions requiring any mandatory prepayments or defeasance under the Senior Subordinated Debt Documents or the Mexican Facility Documents) contained in any Senior Subordinated Debt Document or Mexican Facility Documents not substantially provided for in this Agreement or more favorable to the holders of Subordinated Debt or Mexican Facility Obligations issued in connection therewith are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein.

                           (b)      Restricted  and  Unrestricted Subsidiaries.
Neither the Company nor any Restricted Subsidiary of the Company shall be liable at any time, directly or indirectly, for any of the Indebtedness or other liabilities of any such Unrestricted Subsidiary or for any Contingent Liabilities with respect to any Unrestricted Subsidiary except as permitted by
Section 5.2(e). No Restricted Subsidiary may be designated as an Unrestricted Subsidiary at any time without the prior written


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

approval of the Agent and the Required Lenders. Any Unrestricted Subsidiary may be designated as a Restricted Subsidiary by the Company at any time provided that such designation is approved by the Agent. Neither OPI, any Mexican Subsidiary, the Dutch Holding Company, the French Acquisition Company, Cofimeta nor any of their Subsidiaries is or will be a guarantor or otherwise directly or contingently liable for any of the Indebtedness or other obligations pursuant to the Senior Subordinated Debt Documents, and the Borrowers are and will be at all times in compliance with all terms and conditions under the Senior Subordinated Debt Documents.


                                   ARTICLE VI.
                                     DEFAULT

                  6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 8.1:

                           (a)      Nonpayment.  The Company shall fail to pay
when due, whether at stated maturity, by acceleration or otherwise, any principal on the Loans or any reimbursement obligation under Section 3.3 (whether by deemed disbursement of a Revolving Credit Borrowing or otherwise), or, within five days after becoming due, any interest on the Loans or any fees or any other amount payable hereunder; or

                           (b)      Misrepresentation.  Any representation or
warranty made by the Company or any of the Guarantors in Article IV hereof, or in any Security Document, or any other certificate, report, financial statement or other document furnished by or on behalf of the Company or any of the Guarantors in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

                           (c)      Certain  Covenants.  The Company shall fail
to perform or observe any term, covenant or agreement contained in Article V hereof; or

                           (d)      Other  Defaults.  Any default which remains
uncured beyond any applicable cure period shall exist under any material purchase or tooling contract that could have a Material Adverse Effect, or the Company or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document, and any such failure shall remain unremedied for 15 calendar days after written notice thereof shall have been given to the Company by the Agent; or

                           (e)      Cross  Default.  Failure of the Company or
any of its Restricted Subsidiaries to pay when due any Indebtedness aggregating in excess of $3,000,000 or any Mexican Facility Obligations ("Material Obligations") or the default by the Company or any of its Restricted Subsidiaries in the observance or performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Obligations was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Obligations to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Obligations of the Company or any of its Restricted Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or

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


                           (f)      Judgments.  One or more judgments or orders
for the payment of money in an aggregate amount of $4,000,000 shall be rendered against the Company or any of its Restricted Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Restricted Subsidiaries which causes or could cause a Material Adverse Effect, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Restricted Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                           (g)      ERISA. The occurrence of a Reportable Event
that results in or could result in liability of the Company or any of its ERISA Affiliates to the PBGC or to any Plan and such Reportable Event is not corrected within 30 days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company or any of its ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within 30 days after the occurrence thereof; or the Company or any of its ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan; or any Person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any of its ERISA Affiliates, any Plan of the Company or any of its ERISA Affiliates or any fiduciary of any such Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company or any of its ERISA Affiliates; or failure by the Company or any of their ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company or any of their ERISA Affiliates to the PBGC or any Plan; or the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Company or any of its ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Agent, and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Company and its Restricted Subsidiaries to any tax, penalties or other liability which in the aggregate may exceed $4,000,000; or

                           (h)      Insolvency,  Etc. The Company or any of its
Restricted Subsidiaries or Mexican Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of its Restricted Subsidiaries or Mexican Subsidiaries any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or such Restricted Subsidiary or Mexican Subsidiary and is being contested by the Company or such Restricted Subsidiary or Mexican Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days or an order for relief is entered; or the Company or such Restricted Subsidiary or Mexican Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or




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

                           (i)      Security  Documents.  Any event of default
described in any Loan Document shall have occurred and be continuing, or any material provision of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any Person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any material provision thereof shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby; or

                           (j)      Control.  Any Change of Control shall occur;
or

                           (k)      Cofimeta Acquisition;  Mexican Facility. (i)
the Cofimeta Acquisition shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason, (ii) Company shall agree to any material amendment to, or waiver any of its material rights under, or otherwise change any material terms of, any of the Cofimeta Acquisition Documents as in effect on February 4, 1999, in a manner adverse to Company or any of its Subsidiaries or to Lenders without the prior written consent of Agent, or (iii) any commitment to lend or other obligation to advance funds pursuant to the Mexican Facility or otherwise under the Mexican Facility Documents shall be terminated for any reason or any Loan Agreement Event of Default or other default shall occur under the Mexican Facility Documents.

                  6.2 Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Agent may and, upon being directed to do so by the Required Lenders, shall by written notice to the Company (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes, all unpaid reimbursement obligations in respect of drawings under Letters of Credit and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in Section 6.1(h) with respect to the Company or any Guarantor, the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Company's obligations under this Agreement to the Lenders and the Agent.

                           (b)      The  Agent may and,  upon  being  directed
to do so by the Required Lenders, shall, in addition to the remedies provided in
Section 6.2(a), exercise and enforce any and all other rights and remedies available to it or the Lenders, whether arising under any Loan Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in any Loan Document or in aid of the exercise of any power granted in any Loan Document.

                           (c)      Upon the occurrence and during the
continuance of any Event of Default, each Lender may at any time and from time to time, without notice to the Company (any


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

requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, whether owing to such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company and any property of the Company from time to time in possession of such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. The Company hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company under this Agreement. The rights of such Lender under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

                           (d)      Notwithstanding  anything  in this Agreement
or any Loan Document to the contrary, in the event the Borrowers do not pay the Revolving Credit Advances in full on the Revolving Credit Termination Date, each Lender agrees, unconditionally and irrevocably, that it will purchase, either through an assignment or a participation or such other manner (which may include a conversion of certain Canadian Advances to Dollars) required by the Agent, an interest in all of the Revolving Credit Advances then outstanding, including all U.S. Advances and all Canadian Advances (whether or not such Lender is a Canadian Lender), such that each Lender's share of each Revolving Credit Advance is equal to its pro rata share thereof based on the amount its Revolving Credit Commitment bears to the aggregate Revolving Credit Commitment of all Lenders. Such assignments and participations will be made pursuant to such procedures and documents required by the Agent, and all appropriate adjustments among the Lenders will be made. Each Lender shall be absolutely and unconditionally obligated under this Section 6.2(d) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender has or may have against the Agent, First Chicago/NBD Canada or the Company or any if its Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (D) any breach of this Agreement or any other agreement by any other Lender (provided that any Defaulting Lender shall not be entitled to receive any payments or other transfers under this Section 6.2(d) and the Agent will make all appropriate adjustments hereunder), the Company or any Guarantor; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The Borrowers shall be liable, jointly and severally, for any withholding taxes, if any, which may be payable under Section 3.6 (but without giving effect to Section 3.11(b) or Section 3.11(d)) as a result of such participations or assignments.

                  6.3 Distribution of Proceeds of Collateral. All proceeds of any realization on the collateral pursuant to the Security Documents and any payments received by the Agent or any Lender subsequent to and during the continuance of any Event of Default, shall be allocated and distributed by the Agent as follows:

                           (a)      First, to the payment of all costs and
expenses and other amounts owing to the Agent, including without limitation all attorneys' fees, in connection with the enforcement of the Security Documents and otherwise administering this Agreement;

                           (b)      Second, to the payment of all fees,
including commitment fees, owing to the Lenders pursuant to this Agreement and the Notes on a pro rata basis (other than Acceptance Fees and fees which are payable solely to the Agent or any Lender directly) in accordance with the respective Advances of the Lenders or any other amounts owing to the Agent, for application to payment of such

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

liabilities;

                           (c)      Third, to the Lenders and beneficiaries of
the Mexican Facility Tranche A Guaranty on a pro rata basis in accordance with the respective Advances of the Lenders consisting of interest owing to the Lenders under this Agreement and the Notes, the obligations under the Mexican Facility Tranche A Guaranty allocable to interest on the Mexican Facility Tranche A Loans and net obligations and liabilities relating to Hedging Agreements, for application to payment of such liabilities;

                           (d)      Fourth, to the Lenders and beneficiaries of
the Mexican Facility Tranche A Guaranty on a pro rata basis in accordance with the respective Advances of the Lenders consisting of principal (including without limitation any cash collateral for any outstanding Letters of Credit) and the respective obligations under the Mexican Facility Tranche A Guaranty allocable to principal on the Mexican Facility Tranche A Loans, for application to payment of such liabilities;

                           (e)      Fifth, to the payment of any and all other
amounts owing to the Lenders under this Agreement or any other Loan Document on a pro rata basis in accordance with the respective Advances of the Lenders for application to payment of such liabilities; and

                           (f)      Sixth, to the Company, its Restricted
Subsidiaries or such other Person as may be legally entitled thereto.

Notwithstanding the foregoing, no payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

                                    (i)     First, if applicable to any payments
due to the Agent, and

                                    (ii) Second, to Loans required to be made by
such Defaulting Lender on any borrowing date to the extent such Defaulting Lender fails to make such Loans.

Notwithstanding the foregoing, upon the termination of all Commitments and the payment and performance of all of the Advances and other obligations owing hereunder (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.




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                                  ARTICLE VII.
                            THE AGENT AND THE LENDERS

                  7.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Lenders, and the Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower.

                  7.2 Agent and Affiliates. NBD Bank in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent. NBD Bank and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Subsidiaries as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

                  7.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement actions under the Notes and the Security Documents), the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Lenders and may request instructions from the Required Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Lenders (or all of the Lenders, as the case may be, in accordance with the requirements of this Agreement), which instructions and any action or omission pursuant thereto shall be binding upon all of the Lenders; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to the Loan Documents or applicable law.

                  7.4 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper Person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents and including without limitation First Chicago/NBD Canada with respect to administering the Canadian Advances, acting as collateral agent in Canada and enforcing any of the Agent's rights and remedies under the Loan Documents in Canada) and may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable to the Lenders, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with

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reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. In performing any of the functions of the Agent, First Chicago/NBD Canada or any other Affiliate of the Agent shall be entitled to all of the same powers, immunities, exculpations, indemnifications and other rights of the Agent described in this Article VII and otherwise in the Loan Documents. It is acknowledged and agreed that First Chicago/NBD Canada will be acting as collateral agent for the Lenders with respect to all collateral in Canada, and all liens and security interests in Canada will be in favor of First Chicago/NBD Canada for the benefit of itself and each of the Lenders, and as administrative agent for payments and fundings of Canadian Advances.

                  7.5 Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Lender or the Borrowers specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereto to the Lenders.

                  7.6 Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Lenders for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Lenders or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in any Loan Document, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Borrowers or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of any Loan Document or any collateral subject thereto or any other instrument or document furnished in connection herewith.

                  7.7 Nonreliance on Agent and Other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company or any of its Subsidiaries of the Loan Documents or any other documents referred to or provided for herein or to inspect the properties or books of the Company or any of its Subsidiaries and, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries which may come into the possession of the Agent or any of its affiliates.

                  7.8 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to the respective principal amounts of the Advances then outstanding made by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or


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



arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Agent under this Agreement, provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers, but without limiting the obligation of the Borrowers to make such reimbursement. Each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Lenders pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Lenders and cease, or not commence, to take any action until such additional indemnity is furnished.

                  7.9 Successor Agent. The Agent may resign as such at any time upon ten days' prior written notice to the Company and the Lenders. In the event of any such resignation, the Required Lenders shall, by an instrument in writing delivered to the Company and the Agent, appoint a successor (which successor shall be approved by the Company provided no Default or Event of Default then exists), which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the retiring Agent may appoint a temporary successor to act until such appointment by the Required Lenders is made and accepted or if no such temporary successor is appointed as provided above by the retiring Agent, the Required Lenders shall thereafter perform all the duties of the Agent hereunder until such appointment by the Required Lenders is made and accepted. Any successor to the Agent shall execute and deliver to the Borrowers and the Lenders an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Borrowers and the retiring Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such retiring Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

                  7.10 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Advance or any other obligation owing to the Lenders under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Lenders on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Lender shall promptly purchase from the other Lenders participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Lenders share such payment in accordance with such ratable shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have



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

shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Advance or other obligation in the amount of such participation. The Lenders further agree among themselves that, in the event that amounts received by the Lenders and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Lenders under this Agreement. Except as otherwise expressly provided in this Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Lenders and the Agent that if the Agent shall engage in any other transactions with the Borrowers and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.


                                  ARTICLE VIII.
                                  MISCELLANEOUS

                  8.1 Amendments, Etc. (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Required Lenders and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Lenders, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend or extend the respective Commitments of any Lender or modify the provisions of this Section regarding the taking of any action under this Section or the provisions of Section 6.3 or Section 7.10 or the definition of Required Lenders or any provision of this Agreement requiring the consent of all of the Lenders, (iii) provide for the discharge of any material Guarantor under the Guaranties or the release of any substantial amount of the collateral subject to any Security Document, other than the release of Liens on Collateral that is permitted to be sold by this Agreement, and the Agent is hereby authorized to release any such Liens, or (iv) modify any other provision of this Agreement which by its terms requires the consent of all of the Lenders.

                           (b)      Any such  amendment,  waiver or consent
shall be effective only in the specific instance and for the specific purpose for which given.

                           (c)      Notwithstanding  anything herein to the
contrary, other than in connection with any amendment, modification, termination, waiver or consent hereunder which requires the consent of all of the Lenders, no Defaulting Lender shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any

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



provision of this Agreement or any departure therefrom or any direction from the Lenders to the Agent, and, for purposes of determining the Required Lenders at any time, the Commitments and the Advances of each Defaulting Lenders shall be disregarded in such a vote.

                  8.2 Notices. (a) Except as otherwise provided in Section 8.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Borrowers at 1250 Stephenson Highway, Troy, Michigan 48083, Attention: President, Facsimile No. (248) 577-3455, Telephone No. (248) 577-1400, and to the Agent and the Lenders at the respective addresses for notices set forth on the signatures pages hereof, or to such other address as may be designated by the Borrowers, the Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or, unless sooner delivered, (i) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or (ii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, provided, however, that notices to the Agent shall not be effective until received. Each Borrowing Subsidiary agrees that the Company may give any notices or other requests on its behalf under this Agreement, including without limitation requests for Advances, and the Borrowing Subsidiary will be bound thereby.

                           (b)      Notices  by  the  Borrowers  to the  Agent
with respect to terminations or reductions of the Commitments pursuant to
Section 2.2, requests for Borrowings pursuant to Section 2.4, requests for continuations or conversions of Borrowings pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Borrowers.

                           (c)      Any notice to be given by the Borrowers to
the Agent pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by the Agent or any Lender hereunder, may be given by telephone, and all such notices must be immediately confirmed in writing in the manner provided in Section 8.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given. The Borrowers shall indemnify and hold harmless the Lenders and the Agent from any and all losses, damages, liabilities and claims arising from their good faith reliance on any such telephone notice.

                  8.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Lender, nor any delay or failure on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Lender's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Lender under any Loan Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by any Loan Document or by applicable law to the Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by the Agent or any Lender and, unless contrary to the express provisions of any Loan Document, irrespective of the occurrence or continuance of any Default or Event of Default.

                  8.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of any Borrower or Guarantor made herein or in any Security Document or in any certificate, report, financial statement or other document furnished by or on behalf of any Borrower or Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by


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

any Lender or on such Lender's behalf, and those covenants and agreements of the Borrowers set forth in Sections 3.8, 3.10 and 8.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.

                  8.5 Expenses; Indemnification. (a) The Borrowers jointly and severally agree to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Dickinson Wright PLLC, in connection with the preparation, execution, delivery and administration of the Loan Documents and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of the Loan Documents (or the verification of filing, recording, perfection or priority thereof) or the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (iii) all reasonable costs and expenses of the Agent and the Lenders (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise)) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, any Loan Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in connection with any Event of Default and (iv) all reasonable costs and expenses of the Agent (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

                           (b)      The  Borrowers  jointly  and  severally
hereby indemnify and agree to hold harmless the Lenders and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Lenders or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Lender nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;
(iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Company shall not be required to indemnify the Lenders and the Agent and such other Persons, and the Lenders shall be liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or
(B) the payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence of willful misconduct of the Agent. It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further

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


investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of the Agent in connection with such payment. It is further acknowledged and agreed that the Company may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Lenders are alleged to be liable and it shall be a precondition of the assertion of any liability of the Lenders under this Section that the Company shall first have exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

                           (c)      Each  Borrower hereby jointly and severally
indemnifies and agrees to hold harmless the Lenders and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such Person shall be designated as a party thereto) which the Lenders or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with entering into this Agreement or the transactions contemplated hereby, including without limitation those arising in connection with or relating to any acquisition and the transactions contemplated thereby and under Environmental Laws; provided, however, that the Borrowers shall not be required to indemnify any such Lender and the Agent or such other Person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Lender or the Agent, as the case may be.

                           (d)      In  consideration of the execution and
delivery of this Agreement by each Lender and the extension of the Commitments, each Borrower hereby jointly and severally indemnifies, exonerates and holds the Agent, each Lender and each of their respective affiliates, officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                                    (i)     any  transaction financed or to be
financed in whole or in part, directly or indirectly, with the proceeds of any Advance;

                                    (ii)    the entering into and performance of
this Agreement and any other agreement or instrument executed in connection herewith by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders not to fund any Advance unless such determination is determined by a final non appealable order by of competent jurisdiction to be wrongful);

                                    (iii)   any investigation, litigation or
proceeding related to any acquisition or proposed acquisition by the Company or any of its Subsidiaries of any portion of the stock or assets of any Person or any merger, investment, issuance of Capital Stock or any transaction related thereto by the Company or any of its Subsidiaries, whether or not the Agent or such Lender is party thereto;


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


                           (iv)    any investigation, litigation or proceeding
related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Company or any of its Subsidiaries of any Hazardous Material; or

                           (v)     the presence on or under, or the escape,
seepage, leakage, spillage, discharge, emission, discharging or releasing from, any real property owned or operated by the Company or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the activities of the Indemnified Party on the property of the Company or such Subsidiary conducted subsequent to a foreclosure on such property by the Lenders or by reason of the relevant Indemnified Party's gross negligence or willful misconduct or breach of this Agreement, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Company shall be obligated to indemnify the Indemnified Parties for all Indemnified Liabilities subject to and pursuant to the foregoing provisions, regardless of whether the Company or any of its Subsidiaries had knowledge of the facts and circumstances giving rise to such Indemnified Liability.

                  8.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrowers may not, without the prior consent of all of the Lenders, assign their rights or obligations hereunder or under the Notes or any Security Document and the Lenders shall not be obligated to make any Advance hereunder to any entity other than the Borrowers.

                           (b)      Any Lender may sell to any financial
institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and such Lender's rights and benefits under the Loan Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Borrowers under Section 3.8, 3.10 and 6.2(c) as it or they would have had if such participant or participants were the Lender making the Advances to the Borrowers hereunder, provided, however, that (i) such Lender's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Lender, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) such Lender shall not grant to its participant any rights to consent or withhold consent to any action taken by such Lender or the Agent under this Agreement other than action requiring the consent of all of the Lenders hereunder.

                           (c)      The Agent from time to time in its sole
discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under any Loan Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Borrowers hereby consent to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.



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

                           (d)      Each Lender may, with the prior consent of
the Company (which shall not be unreasonably withheld and shall not be required if an Event of Default has occurred and is continuing or if such assignment is to another Lender or an Affiliates of a Lender) and the Agent (which shall not be unreasonably withheld), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitments of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Company and the Agent may consent, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit M hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $5,000, and (iv) any Lender may without the consent of the Company or the Agent, and without paying any fee, assign to any Affiliate of such Lender that is a bank or financial institution all of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                           (e)      By executing and delivering an Assignment
and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or the performance or observance by the Borrowers and the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.



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

                           (f)      The Agent shall  maintain  at its address
designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                           (g)      Upon its receipt of an Assignment and
Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance,
(ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Borrowers, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit M hereto.

                           (h)      The  Borrowers  shall not be liable for any
costs or expenses of any Lender in effectuating any participation or assignment under this Section 8.6.

                           (i)      The  Lenders  may,  in  connection  with any
assignment or participation or proposed assignment or participation pursuant to this Section 8.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company and its Subsidiaries.

                           (j)      Notwithstanding  any other  provision set
forth in this Agreement, any Lender may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Lender in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Lender from its obligations under this Agreement.

                  8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  8.8 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. The Borrowers and the Lenders further agrees that any legal or equitable action or proceeding with respect to any Loan Document or the transactions contemplated hereby shall be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and each of the Borrowers and the Lenders hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its Person and property, and, in the case of each Borrower

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


irrevocably appoints the Company as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Company, as the case may be, or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address for notices pursuant to Section
8.2. The Borrowers shall at all times maintain such an agent in Michigan for such purpose and shall notify the Lenders and the Agent of such agent's address in Michigan within ten days of any change of address. Nothing in this paragraph shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent to bring any such action or proceeding against the Borrowers or any property in the courts of any other jurisdiction. The Borrowers and the Lenders hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in the above described courts.

                  8.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

                  8.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

                  8.11 Integration and Severability. The Loan Documents embody the entire agreement and understanding between the Borrowers, the Agent and the Lenders, and supersede all prior agreements and understandings, relating to the subject matter hereof, other than any commitment letter and fee letter among the Company, the Arranger and the Agent with respect to matters among the Company, the Arranger and the Agent. In case any one or more of the obligations of the Borrowers under the Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under any Loan Document in any other jurisdiction.

                  8.12 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

                  8.13 Interest Rate Limitation. Notwithstanding any provisions of any Loan Document, in no event shall the amount of interest paid or agreed to be paid by the Borrowers exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of any Loan Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable)


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


and not to the payment of interest, or shall be refunded to the relevant Borrower if such principal and all other obligations of the Borrowers to the Lenders have been paid in full.

                  8.14 Judgment and Payment. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder by any Borrower in one currency into another currency, such Borrower agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the relevant Lender could purchase the first currency with such other currency for the first currency on the Business Day immediately preceding the day on which the final judgment is given.

                           (b)      The  obligations  of any Borrower in respect
of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any payment obligation or judgment in a currency (the "Payment Currency") other than applicable currency, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Payment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase applicable currency with the Payment Currency; if the amount of applicable currency so purchased is less than the sum originally due to the Applicable Creditor in applicable currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 8.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  8.15 Acknowledgments. The Company hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) none of the Agent or any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company and the Lenders; and

                  (d) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  8.16 WAIVER OF JURY TRIAL. THE LENDERS AND THE AGENT AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM. NEITHER ANY LENDER, THE AGENT, NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY


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


COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY SUCH PARTY.




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


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written, which shall be the Effective Date of this Agreement.

                                           OXFORD AUTOMOTIVE, INC.


                                           By:
                                              ----------------------------------

                                              Its:
                                                   -----------------------------

                                           BMG NORTH AMERICA LIMITED


                                           By:
                                              ----------------------------------

                                              Its:
                                                   -----------------------------


                                           OXFORD SUSPENSION LTD.


                                           By:
                                              ----------------------------------

                                              Its:
                                                  ------------------------------

Address for Notices:                          NBD BANK, as a Lender and as Agent

NBD Bank
611 Woodward Avenue                           By:
Detroit, Michigan 48226                           ------------------------------
                                                  Its:
Attention: Rick Ellis                                 --------------------------

Facsimile No.: (313) 226-0855

Facsimile
 Confirmation No.: (313) 225-3743

Revolving Credit Commitment:  $18,731,428.50

Tooling Revolving Credit Commitment:  $5,960,000.00

Term Loan Commitment:  $5,108,571.49

Percentage of
  Total Commitments: 100%

Applicable Lending Office:
NBD Bank
611 Woodward Avenue
Detroit, Michigan  48226


Address for Notices:                             FIRST CHICAGO NBD BANK, CANADA,
                                                 as the Affiliate designated by
                                                 NBD Bank to make Canadian
                                                 Advances on its behalf and as
                                                 Agent for the purposes
                                                 specified in this Agreement

161 Bay Street, Suite 4240
Toronto, Ontario M5J 2S1                         By:
Attention:  Michael Bauer                           ----------------------------
                                                    Its:
                                                        ------------------------
Facsimile No.:  (416) 363-7574

Facsimile
  Confirmation No.:  (416) 865-0466



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